                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)      December 27, 1993



                        Trans Financial Bancorp, Inc.
            (Exact name of registrant as specified in its charter)





   Kentucky                      0-13030                    61-1048868
(State or other               (Commission                 (I.R.S. Employer
 jurisdiction                  File Number)              Identification No.)
of incorporation)




500 East Main Street, Bowling Green, Kentucky                   42101
           (Address of principal executive offices)            (Zip Code)




REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (502) 781-5000
                                                   ____________________________



________________________________________________________________________________
        (Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS

         On December 27, 1993, Trans Financial Bancorp, Inc. ("Trans Financial") entered into a definitive Agreement and Plan of Reorganization and related Plan of Merger (collectively, the "Merger Agreement") with Peoples Financial Services, Inc., Cookeville, Tennessee, a bank and thrift holding company organized under the laws of Tennessee ("Peoples Financial"), pursuant to which Peoples Financial will merge with and into Trans Financial and each outstanding share of Peoples Financial will be exchanged for 5.5 shares of Trans Financial common stock, for aggregate consideration of approximately 1.3 million shares of Trans Financial common stock. Peoples Financial owns 100% of the outstanding capital stock of Peoples Bank & Trust of the Cumberlands, Cookeville, Tennessee, and Citizens Federal Savings Bank, Rockwood, Tennessee. At September 30, 1993, Peoples Financial reported total consolidated assets of approximately $120 million.
         Upon consummation of the acquisition, Peoples Bank & Trust of the Cumberlands and Citizens Federal Savings Bank will be wholly-owned subsidiaries of Trans Financial. Consummation of the transactions contemplated by the Merger Agreement is conditioned on, among other things, the approval of the Merger Agreement by the shareholders of Peoples Financial and the receipt of all required regulatory approvals.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

                 A.       Financial Statements

         The following consolidated financial statements of Peoples Financial, notes related thereto and report of independent auditors thereon are filed as a part of this Report:

                          [1]     Independent Auditors' Report;

                          [2]     Consolidated Balance Sheets as of December
         31, 1992 and 1991;

                          [3]     Consolidated Statements of Earnings for the
         years ended December 31, 1992, 1991 and 1990;

                          [4]     Consolidated Statements of Stockholders'
         Equity for the years ended December 31, 1992, 1991 and 1990;

                          [5]     Consolidated Statements of Cash Flows for the
         years ended December 31, 1992, 1991 and 1990;

                          [6]     Notes to Consolidated Financial Statements;

                          [7]     Consolidated Balance Sheet as of September
         30, 1993 (unaudited) and December 31, 1992 (unaudited);

                          [8]     Consolidated Statements of Operations for
         the three months ended September 30, 1993 and 1992 (unaudited) and the nine months ended September 30, 1993 and 1992 (unaudited);

                          [9]     Consolidated Statements of Stockholders'
         Equity for the nine months ended September 30, 1993 and 1992
         (unaudited);

                          [10]    Consolidated Statements of Cash Flows for the
         nine months ended September 30, 1993 and 1992 (unaudited); and

                          [11] Notes to Consolidated Financial Statements.

         The following consolidated financial statements of Citizens Federal Savings Bank, notes related thereto and report of independent auditors thereon are filed as a part of this Report:

                          [11]    Independent Auditors' Report;

                          [12]    Consolidated Balance Sheets as of December
         31, 1992 and 1991;

                          [13]    Consolidated Statements of Operations for the
         years ended December 31, 1992, 1991 and 1990;

                          [14]    Consolidated Statements of Retained Earnings
         for the years ended December 31, 1992, 1991 and 1990;

                          [15]    Consolidated Statements of Cash Flows for the
         years ended December 31, 1992, 1991 and 1990; and

                          [16]    Notes to Consolidated Financial Statements.

                 B.       Exhibits

                 The following exhibits are filed as a part of this report:

         2(a)    Agreement and Plan of Reorganization between Trans Financial
Bancorp, Inc. and Peoples Financial Services, Inc.  dated as of December 27,
1993.

         2(b)    Plan of Merger between Trans Financial Bancorp, Inc. and
Peoples Financial Services, Inc. dated as of December 27, 1993.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Trans Financial Bancorp, Inc.



                                        By:     /s/ Douglas M. Lester
                                                  -------------------
                                                  Douglas M. Lester

                                        Title: President and Chief Executive
                                               Officer


Date:  January 6, 1994

                PEOPLES FINANCIAL SERVICES, INC. AND SUBSIDIARY

                       Consolidated Financial Statements

                           December 31, 1992 and 1991

                  (With Independent Auditors' Report Thereon)

                         Independent Auditors' Report





The Board of Directors
Peoples Financial Services, Inc.:


We have audited the accompanying consolidated balance sheets of Peoples Financial Services, Inc. and subsidiary as of December 31, 1992 and 1991, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1992. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Peoples Financial Services, Inc. and subsidiary as of December 31, 1992 and 1991, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1992, in conformity with generally accepted accounting principles.

                                                   KPMG Peat Marwick


February 4, 1993

                PEOPLES FINANCIAL SERVICES, INC. AND SUBSIDIARY

                          Consolidated Balance Sheets

                           December 31, 1992 and 1991




                                         ASSETS                                                1992             1991
                                         ------                                                ----             ----
Cash and cash equivalents:
    Cash and due from banks                                                            $     4,783,758        2,328,953
    Federal funds sold                                                                       1,350,000        2,225,000
                                                                                           -----------      -----------
                     Total cash and cash equivalents                                         6,133,758        4,553,953
                                                                                           -----------      -----------
Securities (note 2):
    Investment (approximate market value of $14,442,000 and
        $10,430,000 at December 31, 1992 and 1991, respectively)                            14,045,896        9,839,612
    Available for sale (approximate market value of $1,533,000
        at December 31, 1991)                                                                   -             1,500,000
                                                                                           -----------      -----------
                     Total securities                                                       14,045,896       11,339,612

Loans receivable, net (note 3)                                                              41,635,724       37,490,203
Accrued interest receivable                                                                    584,184          586,123
Premises and equipment, net (note 5)                                                         1,692,198        1,245,079
Due from Resolution Trust Corporation (note 6)                                                  -             2,507,853
Other assets (notes 6 and 8)                                                                   181,230           86,466
                                                                                           -----------      -----------
                                                                                       $    64,272,990       57,809,289
                                                                                           ===========      ===========

              LIABILITIES AND STOCKHOLDERS' EQUITY
              ------------------------------------

Deposits (note 7)                                                                           56,441,121       51,190,992
Accrued interest payable                                                                       205,962          293,301
Current income taxes payable (note 8)                                                          344,168           92,726
Accrued expenses and other liabilities                                                          46,861          108,521
                                                                                           -----------      -----------
                     Total liabilities                                                      57,038,112       51,685,540
                                                                                           -----------      -----------
Stockholders' equity (notes 6, 9, 10, and 11):
    Common stock, par value $10.00, authorized 1,000,000
        shares; issued 205,552 shares                                                        2,055,520        2,055,520
    Capital surplus                                                                          3,083,280        3,083,280
    Retained earnings                                                                        2,096,078          984,949
                                                                                           -----------      -----------
                     Total stockholders' equity                                              7,234,878        6,123,749
                                                                                           -----------      -----------
Commitments and contingencies (notes 4, 6, and 11)
                                                                                       $    64,272,990       57,809,289
                                                                                           ===========      ===========

See accompanying notes to consolidated financial statements.

                PEOPLES FINANCIAL SERVICES, INC. AND SUBSIDIARY

                      Consolidated Statements of Earnings

                  Years ended December 31, 1992, 1991 and 1990

                                                                               1992             1991            1990
                                                                               ----             ----            ----
Interest income:
   Interest and fees on loans                                         $     4,407,436        3,741,589       2,275,543
   Interest on securities                                                     895,486          726,848         490,124
   Interest on mortgage-backed securities                                     196,668          228,818         219,017
   Interest on Federal funds sold                                              99,956          122,437         183,090
   Interest on deposits with banks                                             -                -               36,739
                                                                         ------------     ------------    ------------
        Total interest income                                               5,599,546        4,819,692       3,204,513
Interest expense on deposits (note 7)                                       2,145,124        2,546,989       1,785,408
                                                                         ------------     ------------    ------------
        Net interest income                                                 3,454,422        2,272,703       1,419,105

Provision for loan losses (note 3)                                            240,000          311,000         123,296
                                                                         ------------     ------------    ------------
        Net interest income after provision for loan losses                 3,214,422        1,961,703       1,295,809
                                                                         ------------     ------------    ------------
Other operating income:
   Service charges on deposit accounts                                        324,370          288,670         214,418
   Other loan fees                                                             40,442           33,685          19,350
   Gain on sale of securities, net                                             28,868           17,808           3,374
   Other operating income                                                      58,347           92,784          64,840
                                                                         ------------     ------------    ------------
        Total other operating income                                          452,027          432,947         301,982
                                                                         ------------     ------------    ------------
Other operating expenses:
   Compensation and benefits                                                  844,201          655,182         443,992
   Occupancy and equipment                                                    248,532          215,270         177,793
   Federal deposit insurance premiums                                         126,746           83,431          30,325
   Data processing service fees                                               157,978          148,829          99,698
   Stationery and supplies                                                    114,293           89,248          69,368
   Professional Fees                                                           75,639           75,388           7,813
   Postage                                                                     66,015           49,499          26,564
   Other operating expenses                                                   236,924          200,890         116,381
                                                                         ------------     ------------    ------------
        Total other operating expenses                                      1,870,328        1,517,737         971,934
                                                                         ------------     ------------    ------------
        Earnings before income taxes                                        1,796,121          876,913         625,857

Income tax expense (note 8)                                                   684,992          336,685         238,083
                                                                         ------------     ------------    ------------
        Net earnings                                                  $     1,111,129          540,228         387,774
                                                                         ============     ============    ============
Per share data:
        Weighted average common shares outstanding                            205,552          205,552         205,552
                                                                         ============     ============    ============
        Earnings per common share                                     $         5.41             2.63             1.89
                                                                         ============     ============    ============

See accompanying notes to consolidated financial statements.

                PEOPLES FINANCIAL SERVICES, INC. AND SUBSIDIARY

                Consolidated Statements of Stockholders' Equity

                  Years ended December 31, 1992, 1991 and 1990





                                                                                                          TOTAL
                                                        COMMON           CAPITAL          RETAINED     STOCKHOLDERS'
                                                         STOCK           SURPLUS          EARNINGS       EQUITY
                                                      ---------      ---------           --------      ---------

Balance at December 31, 1989                       $  2,055,520      3,083,280           56,947        5,195,747

  Net earnings for 1990                                   -              -              387,774          387,774
                                                      ---------      ---------       ----------       ----------
Balance at December 31, 1990                          2,055,520      3,083,280          444,721        5,583,521

 Net earnings for 1991                                    -              -              540,228          540,228
                                                      ---------      ---------       ----------       ----------
Balance at December 31, 1991                          2,055,520      3,083,280          984,949        6,123,749

  Net earnings for 1992                                   -              -            1,111,129        1,111,129
                                                      ---------      ---------       ----------       ----------
Balance at December 31, 1992                       $  2,055,520      3,083,280        2,096,078        7,234,878
                                                      =========      =========       ==========       ==========




See accompanying notes to consolidated financial statements.

                PEOPLES FINANCIAL SERVICES, INC. AND SUBSIDIARY

                     Consolidated Statements of Cash Flows

                     Years ended December 31, 1992, 1991 and 1990




                                                                                  1992             1991           1990
                                                                                 ------           ------         ------
Cash flows from operating activities:
  Net earnings                                                             $   1,111,129          540,228        387,774
  Adjustments to reconcile net earnings to net cash and cash equivalents provided (used) by operating activities:
      Amortization of deferred loan origination fees                             (18,247)         (17,566)       (20,095)
      Amortization (accretion) of premiums
        or discounts on securities                                                 1,260            3,656         (9,115)
      Accretion of discount on loans acquired                                   (476,315)        (173,743)           -
      Provision for loan losses                                                  240,000          311,000        123,296
      Gain on sale of securities, net                                            (28,868)         (17,808)        (3,374)
      Depreciation and amortization of premises and equipment                    118,401          108,795        104,400
      Proceeds from sale of securities available for sale                      4,536,809              -              -
      Purchases of securities available for sale                              (2,509,735)             -              -
      Decrease (increase) in accrued interest receivable                           1,939          (89,400)      (209,973)
      Decrease (increase) in other assets                                        (94,764)           7,426        (35,900)
      (Decrease) increase in accrued interest payable                            (87,339)           4,792         54,780
      (Decrease) increase in income taxes payable                                251,442          (60,894)       127,759
      Decrease in accrued expenses and other liabilities                         (61,660)        (414,771)       (17,903)
                                                                              ----------        ---------      ---------
             Total adjustments                                                 1,872,923         (338,513)       113,875
                                                                              ----------        ---------      ---------
             Net cash and cash equivalents provided by
                operating activities                                           2,984,052          201,715        501,649
                                                                              ----------        ---------      ---------
Cash flows from investing activities:
  Net increase in loans                                                       (3,890,959)      (3,278,538)    (8,017,650)
  Principal payments on mortgage-backed securities                             1,165,949          212,776        203,829
  Proceeds from sales of mortgage-backed securities                                -            1,389,846      1,087,585
  Purchases of mortgage-backed securities                                     (2,668,334)      (1,285,700)    (1,911,120)
  Purchases of investment securities                                          (4,703,365)      (4,407,891)    (6,744,297)
  Proceeds from maturities and calls of investment  securities                 1,500,000            -          1,350,000
  Proceeds from sales of investment securities                                     -            1,755,313      2,944,522
  Purchases of premises and equipment                                           (565,520)        (176,638)       (74,273)
  Net cash and cash equivalents received from purchase of assets
    and liabilities                                                            2,507,853        4,798,807            -
                                                                              ----------        ---------      ---------
         Net cash and cash equivalents used by investing activities           (6,654,376)        (992,025)   (11,161,404)
                                                                              ----------        ---------      ---------
Cash flows from financing activities:
     Net increase in deposits                                                  5,250,129        1,789,803     10,199,805
                                                                              ----------        ---------     ----------
         Net increase (decrease) in cash and cash equivalents                  1,579,805          999,493       (459,950)

Cash and cash equivalents at beginning of period                               4,553,953        3,554,460      4,014,410
                                                                              ----------        ---------      ---------
Cash and cash equivalents at end of period                                 $   6,133,758        4,553,953      3,554,460
                                                                              ==========       ==========     ==========

                PEOPLES FINANCIAL SERVICES, INC. AND SUBSIDIARY

                                                                                            1992             1991          1990
                                                                                           ------           ------       -------
Supplemental disclosures of cash flow information:
    Cash paid during the period for:
     Interest                                                                      $       767,658        1,572,965        1,225,079
     Income taxes                                                                          451,519          284,042          105,091
                                                                                        ==========       ==========      ===========
Supplemental disclosures of noncash investing
     and financing activities:
       Foreclosures of loans during
         the period                                                                $         -               70,396             -
       Interest credited to deposits                                                     1,670,766        1,262,533          794,058
       Investment securities transferred to securities available for sale                  506,532        1,500,000             -
                                                                                        ==========       ==========      ===========

On May 31, 1991, the Company purchased certain assets of Tennessee Federal
   Savings Bank in conjunction with the purchase, liabilities were assumed as follows (see note 6):

       Fair value of assets acquired                                                                                 $    15,885,594
       Due from Resolution Trust Corporation                                                                               2,902,406
                                                                                                                          ----------
       Liabilities assumed                                                                                           $    18,788,000
                                                                                                                          ==========


See accompanying notes to consolidated financial statements.

                PEOPLES FINANCIAL SERVICES, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 1992 and 1991





(1)          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

             Peoples Financial Services, Inc. (the "Company") was organized in
                March, 1990, for the purpose of becoming a holding company for Peoples Bank and Trust of the Cumberlands (the "Bank"). The Bank is a state chartered bank organized in June 1988. The accounting and reporting policies of Peoples Financial Services, Inc. and subsidiary conform to generally accepted accounting principles. The following is a description of the more significant of those policies which the Company follows in preparing and presenting its consolidated financial statements.

             (a)    PRINCIPLES OF CONSOLIDATION

                    The accompanying consolidated financial statements include the accounts of Peoples Financial Services, Inc. and Peoples Bank and Trust of the Cumberlands, its wholly-owned subsidiary. All significant intercompany transactions and balances are eliminated in consolidation.

             (b)    CASH AND CASH EQUIVALENTS

                    For purposes of reporting cash flows, cash and cash
                       equivalents include cash, interest-bearing deposits in other banks, and federal funds sold. Generally federal funds are sold for one-day periods.

                    Cash and due from banks include legal reserve requirements which must be maintained on an average basis in the form of cash and balances due from the Federal Reserve Bank and other banks in the amount of $204,000 and $67,000 at December 31, 1992 and 1991, respectively.

             (c)    SECURITIES

                    Securities are classified as investment securities or
                       securities available for sale and primarily consist of U.S. Treasury securities, obligations of U.S. Government agencies and mortgage-backed securities. Mortgage-backed securities are comprised substantially of participating interests in pools of long-term first mortgage loans originated and serviced by the issuers of the securities.

                    Management determines the appropriate classification of
                       securities at the time of purchase. If management has the intent and the Company has the ability at the time of purchase to hold securities until maturity, they are classified as investments and carried at amortized historical cost. Securities to be held for indefinite periods of time and not intended to be held to maturity are classified as available for sale and carried at the lower of cost or market value. Securities held for indefinite periods of time include securities that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates, resultant prepayment risk and other factors related to interest rate and resultant prepayment risk changes.

                    Premiums and discounts are amortized using the
                       straight-line method, which approximates the interest method, over the remaining period to contractual maturity, adjusted for prepayments. Gains and losses on the sale of securities available for sale are determined using the specific identification method and are included in other operating income, including adjustments to lower of aggregate cost or market.



                                                                     (Continued)

                PEOPLES FINANCIAL SERVICES, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


             (d)    LOANS RECEIVABLE

                    Loans receivable are recorded at the unpaid principal
                       balance owed by borrowers less deferrals, unearned interest, the allowance for loan losses and purchase discounts. Discounts on loans purchased are accreted to interest income using the interest method over the remaining period to contractual maturity, adjusted for prepayments. Unearned income on consumer loans is recognized over the lives of the loans using the interest method.

                    The allowance for loan losses is based upon analyses of the loans receivable portfolio and is maintained at a level considered adequate by management to provide for probable loan losses. The analyses include management's consideration of such factors as economic conditions, loan portfolio characteristics, prior loan loss experiences, and results of reviews of the portfolio. The allowance is increased by provisions charged against income and reduced by net charge-offs. While management believes it has established the allowance for possible loan losses in accordance with generally accepted accounting principles and has taken into account the views of its regulators and the current economic environment, there can be no assurance that in the future the Bank's regulators or its economic environment will not require further increases in the allowance.

                    Loans which management has doubts as to the borrower's
                       ability to repay principal or interest are placed on nonaccrual status. Interest payments received on nonaccrual loans are recognized as income on a cash basis.

             (e)    LOAN ORIGINATION AND COMMITMENT FEES AND RELATED COSTS

                    Loan fees and certain direct loan origination costs are
                       deferred, and the net fee or cost is recognized in income using the interest method, over the contractual lives of the loans, adjusted for estimated prepayments based on the Bank's historical prepayment experience. Commitment fees and costs relating to commitments whose likelihood of exercise is remote are recognized over the commitment period on a straight-line basis. If the commitment is subsequently exercised during the commitment period, the remaining unamortized commitment fee at the time of exercise is recognized over the life of the loan as an adjustment of yield. Deferred fees relating to loans on nonaccrual status are not amortized.

             (f)    INCOME TAXES

                    Deferred income taxes are recognized for income and expense items that are reported in different years for financial reporting purposes and income tax purposes using the tax rate applicable to the year of the calculation.

                    In February 1992, the Financial Accounting Standards Board
                       (FASB) issued SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires a change from the deferred method to the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. Under SFAS No. 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. If necessary, deferred tax assets are reduced by a valuation allowance to an amount that is more likely than not to be realized.



                                                                     (Continued)

                PEOPLES FINANCIAL SERVICES, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements




                    The Company will adopt SFAS No. 109 in the first quarter of
                       1993. Upon adoption, the principles of this statement may be applied retroactively through restatement of previously issued statements, or on prospective basis through a cumulative effect of change in accounting principle. It is estimated that adoption of SFAS No. 109 will result in an incremental increase in the net deferred tax asset of approximately $80,000, subject to any valuation allowance, the precise amount of which has not been determined. It is expected that this amount will be reported separately as the cumulative effect of a change in accounting principle in the consolidated statement of earnings and will result in an increase in net earnings for the year ending December 31, 1993.

             (G)    PREMISES AND EQUIPMENT

                    Premises and equipment are carried at cost, less
                       accumulated depreciation and amortization. These assets are depreciated using accelerated methods under the guidelines of the Internal Revenue Service. The difference between depreciation calculated using the accelerated method and that under generally accepted accounting principles is insignificant.

(2)          SECURITIES



THE AMORTIZED COST AND ESTIMATED MARKET VALUES OF INVESTMENT SECURITIES ARE AS
FOLLOWS:

                                                                                  DECEMBER 31, 1992
                                                         ----------------------------------------------------------------------
                                                                                GROSS               GROSS             ESTIMATED
                                                                AMORTIZED       UNREALIZED        UNREALIZED           MARKET
                                                                COST            GAINS               LOSSES              VALUE
                                                                ---------       ----------        ----------         ----------
             U.S. Treasury securities                   $        152,935           -                 (1,935)            151,000
             U.S. Government agency securities                10,385,725          412,900           (70,625)         10,728,000
             Mortgage-backed securities                        3,417,236           48,225            (3,461)          3,462,000
             Other securities                                     90,000           11,000                  -            101,000
                                                              ----------         --------          ---------         ----------

                      Total investment securities     $       14,045,896          472,125           (76,021)         14,442,000
                                                              ==========         ========          ========          ==========

                                                                                  DECEMBER 31, 1991
                                                         ----------------------------------------------------------------------
                                                                                GROSS               GROSS             ESTIMATED
                                                                AMORTIZED       UNREALIZED        UNREALIZED           MARKET
                                                                COST            GAINS               LOSSES              VALUE
                                                                ---------       ----------        ----------         ----------

             U.S. Government agency securities        $        7,858,762          484,238              -              8,343,000
             Mortgage-backed securities                        1,890,850          100,150              -              1,991,000
             Other securities                                     90,000            6,000              -                 96,000
                                                              ----------         --------          ---------         ----------
                      Total investment securities     $        9,839,612          590,388              -             10,430,000
                                                              ==========         ========          =========         ==========




                                                                     (Continued)

                PEOPLES FINANCIAL SERVICES, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements





The carrying values and estimated market values of securities available for sale are as follows:

                                                                                    DECEMBER 31, 1991
                                                             --------------------------------------------------------------
                                                                                   GROSS          GROSS        ESTIMATED
                                                                CARRYING           UNREALIZED   UNREALIZED      MARKET
                                                                VALUE              GAINS         LOSSES         VALUE
                                                                --------           ----------   ---------      ---------
      U.S. Government agency securities
         available for sale                                $    1,500,000            33,000         -          1,533,000
                                                                =========            ======      ========      =========


The amortized cost and estimated market value of investment debt securities at December 31, 1992, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                                                         ESTIMATED
                                                                                                            AMORTIZED     MARKET
                                                                                                            COST           VALUE
                                                                                                            ---            ----
        U.S. Treasury, government agency and other securities:
             Maturing within one to five years                                                            2,804,430        2,896,000
             Maturing within five to ten years                                                            7,824,230        8,084,000
                                                                                                         ----------       ----------
                                                                                                         10,628,660       10,980,000
                                                                                                         ----------       ----------

                     Mortgage-backed securities                                                           3,417,236        3,462,000
                                                                                                         ----------       ----------
                              Totals                                                                  $  14,045,896       14,442,000
                                                                                                         ==========       ==========


        Proceeds from sales of debt securities during 1992 were $4,536,809. Gross gains of $28,868 were realized on those sales. Proceeds from sales of debt securities during 1991 were $3,145,159. Gross losses of $985 and gross gains of $18,793 were realized on those sales. Proceeds from sales of debt securities during 1990 were $4,032,107. Gross losses of $14,876 and gross gains of $18,250 were realized on those sales.

        Certain securities with an amortized cost of approximately $3,000,000 at December 31, 1992 and $2,750,000 at December 31, 1991, were pledged to secure certain savings deposits.





                                                                     (Continued)

                PEOPLES FINANCIAL SERVICES, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements




(3)          LOANS RECEIVABLE

Loans receivable at December 31, are summarized as follows:

                                                                                        1992            1991
                                                                                        ----            ----
        Commercial                                                             $    21,403,108      16,026,858
        Real estate mortgage                                                         8,287,117      11,118,296
        Consumer                                                                    14,257,831      13,060,674
                                                                                  ------------    ------------
                                                                                    43,948,056      40,205,828
        Less:
            Allowance for loan losses                                                 (573,128)       (453,121)
            Discount on loans purchased                                             (1,425,908)     (1,880,735)
            Unearned discounts                                                        (297,594)       (347,820)
            Net deferred loan origination fees                                         (15,702)        (33,949)
                                                                                   -----------     -----------
                                                                               $    41,635,724      37,490,203
                                                                                   ===========     ===========

   Activity in the allowance for loan losses is summarized as follows:

                                                                        1992             1991           1990
                                                                       ------           -------        -------
            Balance at beginning of period                        $    453,121          245,000        157,500
            Provision charged to income                                240,000          311,000        123,296
            Loan losses, net:
                Loans charged off                                     (129,575)        (106,790)       (37,484)
                Recoveries                                               9,582            3,911          1,688
                                                                     ---------         --------        -------
                    Net loan losses                                   (119,993)        (102,879)       (35,796)
                                                                     ---------         --------        -------
            Balance at end of period                              $    573,128          453,121        245,000
                                                                     =========         ========        =======

At December 31, 1992 and 1991, loans on which the accrual of interest had been discontinued totaled $98,000 and $71,074, respectively. During the years ended December 31, 1992 and 1991, gross interest income that would have been recorded on loans accounted for on a nonaccrual basis if the loans had been current throughout the periods, and the amount of interest income that was recorded for such loans during these periods was not material. There were no commitments to lend additional funds to borrowers on nonaccrual status.


In the ordinary course of business, the Bank makes loans to directors and executive officers and their related interests. Such loans were made on substantially the same terms, including interest and collateral, as those prevailing at the time for comparable transactions with other borrowers and did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to directors and executive officers and their related interests are as follows:

    Balance at December 31, 1990                       $     2,451,604
        Advances                                             1,861,509
        Repayments                                          (2,094,133)
        Decrease due to resignation of director               (452,959)
                                                             ---------
    Balance at December 31, 1991                             1,766,021
        Advances                                             2,426,617
        Repayments                                          (2,319,318)
                                                             ---------
    Balance at December 31, 1992                       $     1,873,320
                                                             =========

                                                                     (Continued)

                PEOPLES FINANCIAL SERVICES, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements




(4)   FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK
      AND SIGNIFICANT GROUP CONCENTRATION OF CREDIT RISK

      The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets. The contractual notional amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

      The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The Company uses the same credit policies in making these commitments and conditional obligations as it does for on-balance-sheet instruments.

      Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Company upon extension of credit is based on management's credit evaluation of the borrower. Collateral held varies but may include property, plant, and equipment and income-producing commercial properties.

      Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

      Outstanding standby letters of credit as of December 31, 1992 and 1991, amounted to $142,000 and $190,000, respectively. Outstanding commitments to lend at fixed and variable rates were $530,000 and $623,000 at December 31, 1992. Outstanding commitments to lend at variable rates were $1,600,000 at December 31, 1991. The fixed-rate commitments at December 31, 1992 ranged from 6.5% To 9.0%. Undisbursed advances on customer lines of credit were $4,275,000 at December 31, 1992 and $3,700,000 at December 31, 1991. The outstanding standby letters of credit, commitments and undisbursed customer lines of credit generally have terms of one year or less. The Bank does not anticipate any losses as a result of these transactions.

      Most of the Company's business activity is with customers located within the state of Tennessee. A majority of the loans are secured by residential or commercial real estate or other personal property. The loans are expected to be repaid from cash flow or proceeds from the sale of selected assets of the borrowers. The Company grants residential, consumer, and commercial loans to customers primarily throughout east Tennessee.





                                                                     (CONTINUED)

                PEOPLES FINANCIAL SERVICES, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements





(5)          PREMISES AND EQUIPMENT

             Premises and equipment, less accumulated depreciation at December 31, are summarized as follows:

                                                                       1992             1991
                                                                       ----             ----
       Land                                                          $ 592,233          452,233
       Buildings                                                       859,734          605,109
       Land improvements                                                58,836           56,186
       Furniture, fixtures, and equipment                              597,091          435,116
       Automobile                                                        5,000              -
                                                                     ---------        ---------
                                                                     2,112,894        1,548,644
       Less accumulated depreciation                                   420,696          303,565
                                                                     ---------        ---------
                                                                    $1,692,198        1,245,079
                                                                     =========        =========

(6)          ACQUISITIONS

             On February 1, 1993, the Company sold 31,225 shares of
                newly-issued common stock in connection with the acquisition of Citizens Federal Savings Bank, Rockwood, Tennessee, (CFSB) pursuant to a definitive agreement entered into by the Company and CFSB in May, 1992. In connection with the acquisition, the Company and CFSB adopted a Plan of Conversion/Acquisition (Plan) whereby
                CFSB was converted from a federally-chartered mutual institution to a federally-chartered stock institution. Pursuant to the Plan, shares of capital stock of the Company were offered initially for subscription to eligible members of CFSB and to certain other persons as of specified dates and subject to various subscription priorities as provided in the Plan. The capital stock was offered at a price determined by the Company's Board of Directors based upon an appraisal made by an independent appraisal firm. The offering raised gross proceeds of approximately $1,405,000, all of which was used in the acquisition of CFSB. This business combination will be accounted for as a pooling-of-interests and, accordingly, the Company's historical financial statements presented in future reports will be restated to include the accounts and results of operations of CFSB.

             In connection with the offering the Company filed a registration statement with the Securities and Exchange Commission. As of December 31, 1992, the Company had incurred costs of $96,856 associated with the offering, which are included in other assets. All costs incurred associated with the sale of stock and acquisition were deferred and deducted from the proceeds of the sale of stock.

             The following unaudited pro forma data summarizes the combined results of operations of the Company and CFSB as if the combination had been consummated on December 31, 1992.




                                                                        YEARS ENDED DECEMBER 31,
                                                                  --------------------------------------
                                                                  1992             1991             1990
                                                                  ----             ----             ----

             Net interest income                         $     4,793,760        3,437,359        2,424,185

             Net interest income after provision
              for loan losses                                  4,455,324        2,967,850        2,149,560

             Net earnings                                      1,228,461          577,349          409,925

             Earnings per share                          $         4.69             2.28             1.64
                                                               =========        ========         ========




Earnings per share is based upon the number of shares of the Company's stock outstanding for each period and the earnings of the Company. Earnings per share will include the earnings from CFSB beginning from February 1, 1993, the date of conversion of CFSB to a stock institution.

                                                                     (Continued)

                PEOPLES FINANCIAL SERVICES, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


        On May 31, 1991, the Company's Bank subsidiary acquired and assumed from the Resolution Trust Corporation (RTC) certain assets and liabilities of the former Tennessee Federal Savings Bank, Bartlett, Tennessee (TFSB). The Bank paid to the RTC $414,000 for the right to acquire and assume certain assets and liabilities of TFSB. The aggregate amount of liabilities assumed approximated $18,788,000 and the assets acquired approximated $15,886,000, including $11,450,000
          of net loans.   Also acquired was $2,829,000 in cash equivalents and
          $1,575,000 in federal funds sold. As part of the purchase and assumption agreement with the RTC, the Bank's excess in the fair value of liabilities assumed from the RTC over the fair value of assets acquired is funded by the RTC. The Bank has recorded a receivable of $2,507,853 at December 31, 1991 due from the RTC to recognize the net liabilities assumed and other miscellaneous items due from the RTC. Since the RTC paid cash to the Bank for the difference between the fair value of liabilities and assets, no goodwill was recorded in connection with this acquisition. Discount recorded on loans amounted to $2,053,000. The discount is being accreted to yield a constant rate over the expected life of the loans acquired. The amount due from the RTC was received in 1992 and included $400,000 paid by the RTC to the Bank as consideration for a settlement and release agreement between the RTC and the Bank with respect to the purchase and assumption agreement.

        The transaction was accounted for as a purchase whereby assets acquired and liabilities assumed were recorded at their estimated fair market value as of the acquisition date. Results of operations of the acquired assets and liabilities have been included in the Company's consolidated statements of earnings since acquisition.

(7)     DEPOSITS

        Deposits at December 31, are summarized as follows:

                                                                                        1992             1991
                                                                                        ----             ----
            Noninterest bearing demand                                              $ 8,245,238       4,236,509
            NOW accounts                                                              6,515,722       5,030,690
            Money Market accounts                                                     3,417,311       3,292,310
            Regular savings                                                           7,530,218       5,178,973
            Certificates of deposit of $100,000 or more                               5,651,855       5,732,998
            Other certificates of deposit                                            25,080,777      27,719,512
                                                                                     ----------      ----------
                                                                                    $56,441,121      51,190,992
                                                                                    ===========      ==========



   Interest expense on deposits is summarized as follows:

                                                                        1992             1991             1990
                                                                        ----             ----             ----
   NOW                                                               $ 171,156          144,906           89,652
   Money market                                                        165,076           94,878           42,273
   Regular savings                                                     354,481          285,040          195,817
   Certificates of deposit of
       $100,000 or more                                                215,000          421,384          553,092
   Other certificates of deposit                                     1,239,411        1,600,781          904,574
                                                                     ---------        ---------        ---------
                                                                    $2,145,124        2,546,989        1,785,408
                                                                     =========        =========        =========

                PEOPLES FINANCIAL SERVICES, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements




(8)          INCOME TAXES

             Income tax expense is summarized as follows:

                                                                                         1992             1991             1990
                                                                                         ----             ----             ----
                              Federal:
                                  Current                                         $     590,750          289,151          219,592
                                  Deferred                                              (17,201)         (10,887)         (19,972)
                                                                                       --------         --------          -------
                                                                                        573,549          278,264          199,620
                              State current                                             111,443           58,421           38,463
                                                                                       --------         --------          -------
                                      Total                                       $     684,992          336,685          238,083
                                                                                       ========         ========          =======

             Deferred income taxes included in other assets result from timing differences in the recognition of income and expense for tax and financial statement purposes. Included in other assets are deferred income tax benefits of $48,060, $30,859 and $19,972 at December 31, 1992, 1991 and 1990, respectively. The sources of these timing differences and their tax effects are as follows:

                                                                                         1992             1991             1990
                                                                                         ----             ----             ----
                          Loan loss provision in excess of amount allowed
                              for tax purposes                                    $     (22,109)         (13,151)         (36,986)
                          Other, net                                                      4,908            2,264           17,014
                                                                                       --------         --------          -------
                          Deferred income tax benefit                             $     (17,201)         (10,887)         (19,972)
                                                                                       ========          =======          ========

             The actual income tax expense amounts differ from the "expected"
               tax expense as follows:


                                                                                         1992             1991             1990
                                                                                         ----             ----             ----
                          Computed "expected" income tax expense                  $     610,681          298,150          212,791
                          Increases (reductions) in taxes resulting from:
                              State income tax, net of Federal income tax effect         73,552           38,558           25,386
                              Other, net                                                    759             (23)             (94)
                                                                                       --------         -------          -------
                                      Total income tax expense                    $     684,992          336,685          238,083
                                                                                       ========         ========          =======


(9)          RESTRICTIONS ON DIVIDENDS

             Dividends paid by the Bank are the primary source of funds available for payment of normal operating expenses of the Company. Applicable Tennessee statutes and regulations impose restrictions on the amounts that may be declared by a subsidiary bank. Under the most restrictive of the statutes and regulations, the subsidiary bank could declare dividends up to approximately $3,700,000 and $2,900,000 at December 31, 1992 and 1991, respectively.



                                                                     (Continued)

                PEOPLES FINANCIAL SERVICES, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements





(10)         CAPITAL REQUIREMENTS

             Regulatory capital guidelines of the Federal Reserve Board for bank holding companies which were in effect at December 31, 1992, required a minimum of 5.5 percent for a primary capital ratio (essentially equity plus the allowance for loan losses), 6.0 percent for a total capital ratio (primary capital plus qualifying debt), and 8.0 percent risk-based capital. The risk-based guideline is based on the assignment of risk weights to assets and off-balance sheet items depending on the level of credit risk associated with them. The Company's capital ratios were in excess of the minimum regulatory requirements at December 31, 1992.

(11)         STOCK OPTIONS

             A senior officer of the Company, as part of his employment contract, has the option to purchase 2,000 shares of common stock at the original issue price of $25 per share. This option may be exercised after the officer completes ten years of continuous service with the Company. The option may not be exercised before 1998.

(12)         PARENT COMPANY ONLY FINANCIAL INFORMATION

             Condensed financial information of Peoples Financial Services,
                     Inc. (Parent Company organized in March, 1990) is as follows:


                           BALANCE SHEETS
                               ASSETS                                        1992              1991
                              ---------                                     --------        ---------
             Cash                                                          $     2,266         11,488
             Investment in bank subsidiary                                   7,222,766      6,097,828
             Other assets                                                        9,846         14,433
                                                                             ---------      ---------
                      Total assets                                         $ 7,234,878      6,123,749
                                                                             =========      =========
             STOCKHOLDERS' EQUITY
             --------------------

             Common stock                                                  $ 2,055,520      2,055,520
             Capital surplus                                                 3,083,280      3,083,280
             Retained earnings                                               2,096,078        984,949
                                                                             ---------      ---------
                      Total stockholders' equity                           $ 7,234,878      6,123,749
                                                                             =========      =========

                PEOPLES FINANCIAL SERVICES, INC. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements




                          STATEMENTS OF EARNINGS                                          1992             1991           1990
                          ----------------------                                          ----             ----           ----
             Income:
                          Dividends from subsidiary                                  $         -           10,000        25,000
                                                                                       ---------         --------      --------
             Expenses:
                          Miscellaneous operating expenses                                13,809            5,984         3,096
                                                                                       ---------         --------      --------
                          Income (loss) before equity in undistributed
                              earnings of subsidiary                                     (13,809)           4,016        21,904
                          Equity in undistributed earnings of subsidiary               1,124,938          536,212       365,870
                                                                                       ---------        ---------     ---------
                              Net earnings                                           $ 1,111,129          540,228       387,774
                                                                                       =========        =========     =========

                          STATEMENTS OF CASH FLOWS                                        1992            1991             1990
                          ------------------------                                        ----            ----             ----
             Cash flows from operating activities:
             Net earnings                                                            $ 1,111,129          540,228       387,774
             Adjustments to reconcile net earnings to net
                          cash provided by operating activities:
                              Undistributed earnings of subsidiary                    (1,124,938)        (536,212)     (365,870)
                              Decrease in other assets                                     -                1,238       (22,932)
                              Amortization of deferred organization
                                  cost                                                     4,587            4,587         2,675
                                                                                       ---------         --------      --------
                                  Net cash (used) provided by
                                      operating activities                                (9,222)           9,841         1,647
                                                                                       ---------         --------      --------
                                  Net (decrease) increase in cash
                                      and cash equivalents                                (9,222)           9,841         1,647

             Cash and cash equivalents at
                          beginning of period                                             11,488            1,647             -

                                                                                       ---------        ---------     ---------
             Cash and cash equivalents at end of period                              $     2,266           11,488         1,647
                                                                                       =========        =========     =========


PEOPLES FINANCIAL SERVICES, INC.
Consolidated Balance Sheets at September 30, 1993 and December 31, 1992 (unaudited)

                                                  Sept. 30,     Dec. 31,
                                                    1993          1992
                                                ------------  ------------
ASSETS
Cash and cash equivalents:
   Cash and due from banks                      $  4,530,703  $  5,364,730
   Interest-earning deposits                         988,908     2,863,642
   Federal funds sold                              5,011,028     1,480,282
                                                ------------  ------------
   Total cash and cash equivalents                10,530,639     9,708,654

Securities:
   Investments (approximate market value
      of $33,522,423 at Sept. 30, 1993;
      $32,314,000 at Dec. 31, 1992                32,805,163    31,420,127
   Investments available for sale
      (market  value of $3,911,943
      at September 30, 1993)                       3,778,440             -
                                                ------------  ------------
    Total securities                              36,583,603    31,420,127

Loans receivable, net                             66,085,352    65,321,045
Loans held for sale, at book value
  which approximates market value                  1,868,297       758,935
Accrued interest receivable                        1,027,326       923,341
FHLB - Cincinnati stock                              244,000       268,600
Real estate owned, net                               875,082       892,535
Premises and equipment, net                        2,331,263     2,355,461
Other assets                                         372,698       561,160
                                                ------------  ------------
             TOTAL ASSETS                       $119,918,260  $112,209,858
                                                ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits                                        $107,521,482  $102,124,650
Advance payments by borrowers for
   property taxes and insurance                      402,132       107,447
Accrued interest payable                             331,920       239,579
Accrued income taxes payable                         148,540       344,168
Accrued expenses and other liabilities               278,300       247,995
                                                ------------  ------------
           TOTAL LIABILITIES                     108,682,374   103,063,839
                                                ------------  ------------
STOCKHOLDERS' EQUITY:
Common Stock, par value $10, authorized 1,000,000
   shares; issued 236,777 at September 30, 1993
   and 205,552 shares at December 31, 1992         2,367,770     2,055,520
Capital Surplus                                    3,665,315     3,083,280
Retained earnings                                  5,202,801     4,007,219
                                                ------------  ------------
          TOTAL STOCKHOLDERS' EQUITY              11,235,886     9,146,019
                                                ------------  ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $119,918,260  $112,209,858
                                                ============  ============

See accompanying notes to consolidated financial statements.

PEOPLES FINANCIAL SERVICES, INC.
Consolidated Statement of Operations
(unaudited)

                                     Three months ended       Nine months ended
                                       September 30,            September 30,
                                      1993       1992          1993       1992
                                  ---------- ----------    ---------- ----------
Interest Income:
  Interest and fees on loans       $1,689,363 $1,627,791    $5,010,825 $5,076,213
  Interest on mortgage-backed
     securities                       162,983    178,216       539,929    429,462
  Interest on deposits
     with banks                         7,214     11,636        24,937     30,106
  Interest on securities
     and federal funds sold           443,590    405,658     1,243,119  1,164,438
                                    --------- ----------    ---------- ----------
  Total interest income             2,303,150  2,223,301     6,818,810  6,700,219
Interest expense                      969,195  1,092,944     2,954,935  3,405,135
                                    --------- ----------    ---------- ----------
  Net interest income               1,333,955  1,130,357     3,863,875  3,295,084
Provision for loan losses               6,666    123,420       157,166    284,233
                                    --------- ----------    ---------- ----------
  Net interest income after
   provision for loan losses        1,327,289  1,006,937     3,706,709  3,010,851
                                    ---------  ---------    ---------- ----------
Non-interest income:
  Service charges on deposits         135,189    113,653       388,666    311,123
  Gain on sale
     of loans receivable               89,603     79,423       153,638     61,093
  Gain (loss) on call and sale
     of investment securities          25,875    (96,286)       53,451    (48,561)
  Other loan fees                      48,714     42,104       132,270    131,983
  Other operating income               29,404     25,547       130,854     70,640
                                    --------- ----------    ---------- ----------
  Total non-interest income           328,785    164,441       858,879    526,278
                                    ---------  ---------    ---------- ----------
Non-interest expenses:
  Compensation and benefits           395,334    305,319     1,130,859    877,100
  Occupancy and equipment             130,019    123,309       363,507    291,327
  Federal deposit
     insurance premiums                76,184     61,223       213,648    182,771
  Data processing
     servicing fees                    79,678     70,213       217,787    212,170
  Professional fees                    22,142      9,316       111,886     82,729
  Stationery and supplies              45,028     37,636       138,120     98,385
  Provision for loss on
     investments held for sale              -          -             -    166,270
  Other                               180,580    (39,768)      441,673    135,872
                                    --------- ----------    ---------- ----------
  Total non-interest expenses         928,965    567,248     2,617,480  2,046,624
                                    --------- ----------    ---------- ----------
  Earnings before income taxes        727,108    604,130     1,948,108  1,490,505
                                    ---------  ---------    ----------  ---------
Income tax expense                    299,025    203,937       779,850    562,540
                                    --------- ----------    ---------- ----------
  Earnings before cumulative
   effect of change in
   accounting principle               428,083    400,193     1,168,258    927,965
Cumulative effect of change
   in accounting principle                  -          -        27,324          -
                                    --------- ----------    ---------- ----------
   Net earnings                    $  428,083 $  400,193    $1,195,582 $  927,965
                                   ========== ==========    ========== ==========

Per share data:
  Weighted average shares
     outstanding                      233,308    205,552       233,308    205,552
  Net earnings per share (1)            $1.83      $1.95         $5.01      $4.51
- ------------------

  (1) Earnings per share includes the earnings of Citizens Federal beginning February 1, 1993, the date of the conversion of Citizens
      Federal to a stock institution.

  See accompanying notes to consolidated financial statements.

                       Peoples Financial Services, Inc.
               Consolidated Statements of Stockholders' Equity
            For the Nine Months Ended September 30, 1993 and 1992
                                 (unaudited)

                            - Common Stock-        Capital        Retained
                           Shares    Amount        Surplus        Earnings     Total
                           ------    ------        -------        --------     -----
Balance at
    December 31,1992       205,552   $2,055,520    $3,083,280     $4,007,219   $9,146,019

Net income for the
 nine months ended
       September 30, 1993      -            -          -           1,195,582    1,195,582

Shares issued in
   connection with
     acquisition            31,225      312,250       582,035           -         894,285
                            ------     --------       -------      ----------     -------
Balance at
    September 30, 1993     236,777   $2,367,770    $3,665,315     $5,202,801  $11,235,886
                           =======   ==========    ==========     ==========   ==========


Balance at
    December 31,1991       205,552   $2,055,520    $3,083,280     $2,779,832  $7,918,632

Net income for the
   nine months ended
       September 30,1992      -          -             -             927,965     927,965

                          ---------  ---------     ---------       ----------   ---------
Balance at
      September 30, 1992   205,552   $2,055,520    $3,083,280     $3,707,797  $8,846,597
                           =======   ==========    ==========     ==========  ==========


See accompanying notes to consolidated financial statements.

                       PEOPLES FINANCIAL SERVICES, INC.
                    Consolidated Statements of Cash Flows
                                 (Unaudited)

                                                                               Nine Months Ended
                                                                                 September 30,
                                                                               -----------------
Increase (decrease) in cash and due from banks                                   1993     1992
                                                                               -------   -------
Cash flows from operating activities:
  Net earnings                                                               $1,195,582      927,965
  Adjustments to reconcile net earnings to net cash
  provided (used) by operating activities:
  Depreciation and amortization - premises and equipment                        228,409      129,228
  Amortization of deferred loan origination points                               (8,694)      33,187
  Amortization (accretion) of premiums or discounts on securities              (147,311)     (34,623)
  Accretion of discount on loans acquired                                      (527,901)    (464,221)
  Provision for loan losses                                                     157,166      284,233
  Mortagage loans originated for resale                                      (8,270,676)  (8,379,440)
  Proceeds from sale of loans                                                 7,314,952    8,379,440
  (Gain) loss on sale of securities                                              53,451      (48,561)
  Gain on sale of loans                                                        (153,638)     (61,093)
  Proceeds from sale of real estate owned                                        17,453        -
  Purchases of securities available for sale                                 (5,535,489)  (3,925,344)
  Principal payments and disposals of securities available for sale           1,703,598    4,548,070
  Provision for loss on securities available for sale                            -           166,270
  Repayment of amount due from Resolution Trust Corporation                      -         2,507,853
  Decrease in other assets                                                       84,477      283,360
  Increase in other liabilities                                                 221,703       97,564
                                                                             ----------   ----------
        Net cash provided (used) by operating activities                     (3,666,918)   4,443,888
                                                                             ----------   ----------

Cash flows from investing activities:
  Increase in federal funds sold                                             (3,530,746)  (4,104,758)
  (Increase) decrease in interest-bearing deposits in financial institutions  1,874,734     (969,867)
  Proceeds from maturities and redemptions of investment securites           10,737,080    3,786,058
  Proceeds form sale of investment securities                                 1,799,675    9,070,572
  Purchases of investment securities                                        (13,774,480) (16,047,214)
  Redemptions of Federal Home Loan Bank stock                                    24,600        8,400
  Net increase in portfolio loans                                              (384,878)     191,301
  Purchases of premises and equipment                                          (204,211)    (560,723)
                                                                             ----------   ----------
        Net cash used by investing activities                                (3,458,226)  (8,626,231)
                                                                             ----------   ----------
Cash flows from financing activities:
 Proceeds form sale of common stock                                             894,285         -
 Increase in deposits                                                         5,396,832    6,919,491
 Principal payments on bonds payable                                             -        (1,368,000)
                                                                             ----------   ----------
        Net cash provided by financing activities                             6,291,117    5,551,491
                                                                             ----------   ----------
        Net increase (decrease) in cash                                        (834,027)   1,369,148

Cash and due from banks at beginning of period                                5,364,730    2,803,660
                                                                             ----------   ----------
Cash and due from banks at end of period                                     $4,530,703    4,172,808
                                                                             ==========   ==========
Cash paid during period for:
 Interest                                                                    $2,862,594    3,399,798
 Income taxes                                                                 1,481,650      489,419
                                                                             ==========    =========
Non-cash activities:
 Real estate acquired in settlement of loans                                 $   75,201         -
                                                                             ==========    =========


Notes to Unaudited Consolidated Financial Statements

(1.) Peoples Financial Services, Inc.

         Peoples Financial Services, Inc. (the Company), chartered by the state of Tennessee, was formed in 1989 for the purpose of becoming a holding company for Peoples Bank & Trust of the Cumberlands (Peoples). Peoples is a state chartered bank organized in June, 1988. On February 1, 1993, the Company consummated the acquisition of Citizens Federal Savings Bank (CFSB) of Rockwood, Tennessee, upon its conversion from a federal mutual to a federal stock savings bank, resulting in CFSB being held as a wholly owned subsidiary of the Company. The acquisition of CFSB was accounted for as a pooling of interest. See note 4.

(2.) Basis of Presentation

         The accompanying unaudited consolidated financial statements were prepared in accordance with instructions for Form 10-Q and therefore do not include all disclosures necessary for a complete presentation of financial condition, results of operations, and statement of cash flows in conformity with generally accepted accounting principles. However, all adjustments which are, in the opinion of management, necessary for the fair presentation of the interim financial statements have been included. All such adjustments are of a normal and recurring nature. The results of operations for the interim periods are not necessarily indicative of the results which may be expected for the entire year.

(3.) Earnings per Share

         Earnings per share is calculated by dividing earnings of the company by the weighted-average common shares outstanding of the company's stock. Earnings per share includes the earnings from CFSB beginning February 1, 1993, the date of conversion of CFSB to a stock institution.

The following is a calculation of weighted-average shares:


                        Shares outstanding at December 31, 1992                                    205,552
                        Weighted-average common shares
                        issued February 1, 1993                                                     27,756

                        Weighted-average common shares                                             233,308

(4.) Acquisition

         On February 1, 1993, the Company sold 31,225 shares of newly-issued common stock at $45 per share in connection with the acquisition of CFSB pursuant to a definitive agreement entered into by the Company and CFSB in May, 1992. In connection with the acquisition, the Company and CFSB adopted a Plan of Conversion/Acquisition (Plan) whereby CFSB was converted from a federally-chartered mutual institution to a federally-chartered stock institution. Pursuant to the Plan, shares of capital stock of the Company were offered initially for subscription to eligible members of CFSB and to certain other persons as of specified dates and subject to various subscription priorities as provided in the Plan. The capital stock was offered at a price determined by the Company's Board of Directors based upon an appraisal made by an independent appraisal firm. All of the gross proceeds raised in the offering were used in the acquisition of CFSB. This business combination has been accounted for as a pooling-of-interests and, accordingly, the Company's historical consolidated financial statements for the periods prior to the combination have been restated to include the accounts and results of operations of CFSB.

         In connection with the offering, the Company filed a registration statement with the Securities and Exchange Commission. The offering raised gross proceeds of $1,405,125. All costs incurred associated with the sale of stock were deferred and deducted from the proceeds of the sale of the stock and totalled $510,840. Costs associated with the acquisition in the amount of $30,248 were charged to operations during the year ended December 31, 1992.

         The results of operations previously reported by the separate enterprises and the combined amounts presented in the accompanying consolidated financial statements are summarized below.

                                                   One Month                      Years ended
                                                    Ended                         December 31,
                                                                      --------------------------------
                                                January 31, 1993         1992                   1991
                                                ----------------      ---------              ---------
                                                  (unaudited)
  Net interest income:
  Peoples Financial                               $277,494             $3,454,422              $2,272,703
  CFSB                                             124,437              1,279,117               1,164,656
                                                  --------             ----------              ----------
  Combined                                         401,931              4,733,539               3,437,359
                                                  ========             ==========              ==========
  Net interest income after
  provision for loan losses:

  Peoples Financial                                257,494              3,214,422               1,961,703


  C F S B                                          116,937              1,255,681               1,006,147
                                                   -------              ---------               ---------

  Combined                                         374,431              4,470,103               2,967,850
                                                   =======              =========               =========


  Net earnings:
  Peoples Financial                                 81,162              1,111,129                 540,228

  C F S B                                           26,235                117,332                  37,121
                                                   -------              ---------               ---------

  Combined                                         107,397              1,228,461                 577,349
                                                   =======              =========               =========




         For the purpose of granting eligible members of CFSB a priority in the unlikely event of future liquidation, CFSB at the time of conversion established a liquidation account equal to its retained earnings as of the date of the latest consolidated balance sheet used in the Company's final conversion prospectus. In the event of future liquidation of the converted CFSB (and only in such event), an eligible deposit account holder who continues to maintain his deposit account shall be entitled to receive a distribution from the liquidation account in the proportionate amount of the adjusted balance of deposit accounts held at that time before any liquidation distributions may be made with respect to capital stock. After the conversion, no dividends may be paid to the stockholder of CFSB (Peoples Financial) if such dividends reduce retained earnings of CFSB below the amount required for the liquidation account.

(5.) Loans Receivable

         Loans receivable at September 30, 1993 and December 31, 1992 are summarized as follows:


                                                                                          Sept. 30,                 Dec. 31,
                                                                                            1993                      1992
                                                                                          ---------                ---------
                         Commercial                                                       21,362,000             $21,766,000

                         Real estate mortgage                                             40,148,000              26,871,000
                         Consumer                                                          8,909,000              20,194,000
                                                                                          ----------              ----------
                         Sub-total                                                        70,419,000             $68,831,000

                         Less:
                           Allowance for loan losses                                      $1,075,000             $   922,000

                           Discount on loans purchased                                     1,059,000               1,425,000

                           Unearned discounts                                                304,000                 373,000
                           Net deferred loan
                             origination fees                                                 27,000                  31,000
                                                                                         -----------             -----------
                         Loans receivable, net                                           $67,954,000             $66,080,000
                                                                                         ===========             ===========


Activity in the allowance for loan losses is summarized as follows:


                                                                                       Sept. 30,                Dec. 31,
                                                                                         1993                     1992
                                                                                       ---------                --------
                         Balance at beginning of period
                                                                                       $  922,000                 $835,000

                         Provision charged to income                                      157,000                  263,000
                         Loan losses, net:

                             Loans charged off                                            -21,000                 -190,000

                             Recoveries                                                    17,000                   14,000
                                Net loan losses                                            -4,000                 -176,000
                                                                                       ----------                 --------
                         Balance at end of period                                      $1,075,000                 $922,000
                                                                                       ==========                 ========


         At September 30, 1993 and December 31, 1992, loans on which the accrual of interest had been discontinued totaled $160,718 and $161,429, respectively. During the nine months ended September 30, 1993 and the fiscal year ended December 31, 1992, gross interest income that would have been recorded on loans accounted for on a nonaccrual basis if the loans had been current throughout the periods, and the amount of interest income that was recorded for such loans during these periods, was not material. There were no commitments to lend additional funds to borrowers on nonaccrual status.

(6.) Income Taxes

         Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes," which requires a change from the deferred method of accounting for income taxes of Accounting Principles Board Opinion No. 11, to the asset and liability method of accounting for income taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         The cumulative amount, net of a valuation allowance in the amount of $44,489, is $27,324, or $.12 per share, and is shown as the cumulative effect of change in accounting principle in the consolidated income statements. Prior years' financial statements have not been restated to apply the provisions of SFAS No. 109.

         At September 30, 1993, deferred tax assets, net of a valuation allowance of $44,489, were $175,086, and deferred tax liabilities were $9,164. The Company believes that the deferred tax assets, net of the valuation allowance, will be realized.

                         CITIZENS FEDERAL SAVINGS BANK
                                AND SUBSIDIARIES
                              ROCKWOOD, TENNESSEE

                       Consolidated Financial Statements


                           December 31, 1992 and 1991

                  (With Independent Auditors' Report Thereon)

                         Independent Auditors' Report


The Board of Directors
Citizens Federal Savings Bank
Rockwood, Tennessee

We have audited the accompanying consolidated Balance Sheets Of Citizens Federal Savings Bank and subsidiaries (the Bank) as of December 31,
1992 and 1991, and the related consolidated statements of operations, retained earnings, and cash flows for each of the years in the three-year period then ended. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the overall accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in note 16, the Bank entered into a supervisory agreement with the Office of Thrift Supervision in 1991. To comply with the agreement's requirement to increase regulatory capital ratios, the Bank entered into an acquisition agreement under which the Bank would convert from mutual to stock form and be acquired by Peoples Financial Services, Inc., as discussed in note
15. The conversion and acquisition was consummated on February 1, 1993, and resulted in an increase of capital above the requirement set forth in the
supervisory agreement.   Failure to comply with the remaining provisions of the
agreement could expose the Bank to possible further regulatory sanctions and enforcement actions.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Citizens Federal Savings Bank and subsidiaries at December 31, 1992 and 1991, and the results of their operations and their cash flows for each of the years in the three-year period then ended, in conformity with generally accepted accounting principles.

                                                      KPMG Peat Marwick




February 26, 1993

                 CITIZENS FEDERAL SAVINGS BANK AND SUBSIDIARIES
                              ROCKWOOD, TENNESSEE

                          Consolidated Balance Sheets

                           December 31, 1992 and 1991





              ASSETS                                                      1992           1991
              ------                                                      ----           ----
Cash                                                                    $  580,972       474,707
Interest bearing deposits in other banks                                 2,993,924     1,022,373
Investments held for sale (note 17)                                           -        2,232,661
Investment securities (note 2):
   U.S. Government and agency obligations, at amortized cost
        (approximate market value of $11,148,000 in 1992 and
        $6,219,000 in 1991)                                             11,012,304     6,164,660
Mortgage-backed securities (estimated market value of
   $6,724,000 in 1992 and $9,138,000 in 1991) (notes 3 and 9)            6,361,927     8,800,812
Loans held for sale (note 4)                                               758,935          -
Loans receivable, net (note 4)                                          23,685,321    23,748,624
Accrued interest receivable, net:
   Loans                                                                   141,311       215,512
   Investments                                                             149,510        71,630
   Mortgage-backed securities                                               48,336        38,864
Funds held by trustee (note 9)                                                -          614,510
Real estate owned, net (note 5)                                            892,535       952,297
Office properties and equipment (note 7)                                   663,263       678,444
Investment in Federal Home Loan Bank stock, at cost                        268,600       271,200
Other assets                                                               379,930       186,468
                                                                        ----------   -----------

                                                                       $47,936,868    45,472,762
                                                                       ===========   ===========

              LIABILITIES AND RETAINED EARNINGS
              ---------------------------------
Liabilities:
   Savings deposits (note 8)                                            45,683,529    41,686,576
   Bonds payable (note 9)                                                     -        1,368,000
   Accrued interest payable                                                 33,617       130,194
   Advance payments by borrowers for property taxes and insurance          107,447        58,456
   Accrued expenses and other liabilities                                  201,134       435,727
                                                                        ----------    ----------

        Total liabilities                                               46,025,727    43,678,953

Retained earnings - restricted (notes 10, 12, 13, 15 and 16)             1,911,141     1,793,809
                                                                        ----------    ----------

Commitments (notes 11, 14, 15, and 16)
                                                                       $47,936,868    45,472,762
                                                                       ===========    ==========





See accompanying notes to consolidated financial statements.

                 CITIZENS FEDERAL SAVINGS BANK AND SUBSIDIARIES
                              ROCKWOOD, TENNESSEE

                     Consolidated Statements of Operations

                  Years ended December 31, 1992, 1991 and 1990


                                                                                      1992          1991              1990
                                                                                      ----          ----              ----
Interest income:
        First mortgage loans                                                     $  1,637,361    1,840,722        1,901,419
        Consumer and other loans                                                      686,374      852,093        1,149,458
        Investments                                                                   602,307      600,682          580,540
        Mortgage-backed securities                                                    648,956      754,237          796,921
        Other interest-bearing assets                                                  48,502      120,268           93,160
                                                                                 ------------    ---------        ---------

                 Total interest income                                              3,623,500    4,168,002        4,521,498
                                                                                 ------------    ---------        ---------
Interest expense:
        Deposits (note 8)                                                           2,281,026    2,805,030        3,210,980
        Other borrowed money                                                           63,357      198,316          305,438
                                                                                 ------------   ----------       ----------
                 Total interest expense                                             2,344,383    3,003,346        3,516,418

                 Net interest income                                                1,279,117    1,164,656        1,005,080

Provision for loan losses (note 4)                                                     23,436      158,509          151,329
                                                                                 ------------   ----------       ----------
                 Net interest income after provision for loan losses                1,255,681    1,006,147          853,751
                                                                                 ------------   ----------       ----------
Non-interest income:
        Loan fees and service charges                                                 132,508      129,432          128,264
        Income from real estate operations, net                                         1,754      128,484          236,512
        Deposit servicing fees                                                        107,785       92,784          104,585
        Gain on sale of loans                                                          81,371       26,349                -
        Gain on sale of office properties and equipment                                   750       25,581                -
        Gain (loss) on sale of real estate owned                                            -         (582)         (65,559)
        Gain (loss) on sale of investments and
          mortgage-backed securities                                                  (51,896)         -             10,928
        Other operating income                                                         24,237       24,104           31,877
                                                                                 ------------   ----------       ----------
        Total non-interest income                                                     296,509      426,152          446,607
                                                                                 ------------   ----------       ----------
Non-interest expense:
        Compensation and benefits                                                     473,722      495,786          480,526
        Occupancy and equipment                                                       172,644      174,406          205,644
        Supplies, communications, and other office expenses                            80,957       56,184           60,528
        Federal deposit insurance premiums                                            117,239      118,214          103,364
        Data processing                                                               127,399      121,521          133,745
        Provision for losses on real estate owned (note 5)                             75,000       46,191           97,000
        Other operating expenses                                                      281,104      284,914          263,809
                                                                                 ------------   ----------       ----------
        Total non-interest expense                                                  1,328,065    1,297,216        1,344,616

Earnings (loss) before income tax expense                                             224,125      135,083          (44,258)

Income tax expense (benefit) (note 10)                                                106,793       97,962          (66,409)
                                                                                 ------------   ----------       ----------
        Net earnings (note 12)                                                   $    117,332       37,121           22,151
                                                                                 ============   ==========       ==========

See accompanying notes to consolidated financial statements.

                 CITIZENS FEDERAL SAVINGS BANK AND SUBSIDIARIES
                              ROCKWOOD, TENNESSEE

                  Consolidated Statements of Retained Earnings

                 Years ended December 31, 1992, 1991, and 1990




Balance at January 1, 1990                                                                                          $ 1,734,537

                 Net earnings for 1990                                                                                   22,151
                                                                                                                      ---------
Balance at December 31, 1990                                                                                          1,756,688

                 Net earnings for 1991                                                                                   37,121
                                                                                                                      ---------

Balance at December 31, 1991                                                                                          1,793,809

                 Net earnings for 1992                                                                                  117,332
                                                                                                                      ---------
Balance at December 31, 1992                                                                                         $1,911,141
                                                                                                                     ==========





See accompanying notes to consolidated financial statements.

                 CITIZENS FEDERAL SAVINGS BANK AND SUBSIDIARIES
                              ROCKWOOD, TENNESSEE

                     Consolidated Statements of Cash Flows

                 Years ended December 31, 1992, 1991, and 1990

                                                                                          1992             1991             1990
                                                                                          ----             ----             ----
Cash flows from operating activities:
   Net earnings                                                                       $     117,332         37,121         22,151
                                                                                          ---------      ---------      ---------
   Adjustments to reconcile net earnings to net cash
       provided by operating activities:
                Amortization of deferred loan origination fees                               (2,160)        (3,509)       (19,457)
                Premiums and discounts on loans, mortgage-backed
                    securities and investment securities, net                                99,992       (224,730)      (179,049)
                Accretion of discount on loans to
                    facilitate sales of real estate owned                                   (15,569)       (17,784)       (26,365)
                Provision for loan losses and losses on real estate                          98,436        204,700        248,329
                Loans originated for sale                                               (11,849,151)    (2,366,182)    (1,994,431)
                Proceeds from sale of loans                                              11,171,587      2,392,531      1,994,431
                Gain on sale of loans                                                       (81,371)       (26,349)             -
                Dividends on Federal Home Loan Bank stock                                   (11,700)       (16,800)       (28,300)
                Loss on sale of real estate owned                                                 -            582         65,559
                Purchases of mortgage-backed securities                                           -              -       (880,763)
                Proceeds from sales of mortgage-backed securities                                 -              -        973,188
                Net (gain) loss on sales of securities                                        51,896             -        (10,928)
                Net gain on sale of office properties and equipment                             (750)      (25,581)             -
                Depreciation of office properties and equipment                               59,167        64,780         83,031
                Deferred income taxes                                                         56,938       (15,408)             -
                (Decrease) increase in accrued expenses and other liabilities               (291,531)      235,741        (53,638)
                Decrease in accrued interest payable                                         (96,577)      (87,305)       (62,545)
                (Increase) decrease in:
                    Accrued interest receivable                                              (13,151)       60,346         52,160
                    Funds held by trustee                                                    614,510        56,765         27,451
                    Other assets                                                            (193,462)       48,189         60,797
                    Refundable federal income taxes                                                -        20,128         78,814
                                                                                          ----------     ---------      ---------

                       Total adjustments                                                    (402,896)      300,114        328,284
                                                                                          ----------     ---------      ---------
                       Net cash and cash equivalents provided (used) by
                            operating activities                                            (285,564)      337,235        350,435
                                                                                          ----------     ---------      ---------
Cash flows from investing activities:
    Net repayments of loans                                                                   42,027     2,358,882      1,572,930
    Purchases of office properties and equipment                                             (43,986)      (20,988)          (500)
    Purchases of investment securities                                                    (7,126,212)   (2,675,000)             -
    Proceeds from sales of investment securities                                           3,060,700             -              -
    Proceeds from maturities of investment securities                                      1,300,000     2,000,000              -
    Proceeds from sales of real estate owned                                                       -        31,985        796,901
    Purchases of mortgage-backed securities                                                 (250,319)   (1,155,816)             -
    Proceeds from sales of mortgage - backed securities                                      614,329             -              -
    Principal receipts on mortgage-backed securities                                       2,073,516       971,209      1,043,482
    Principal receipts on loans to facilitate sales of real estate                               331         3,766              -
    Redemption of Federal Home Loan Bank stock                                                14,300        38,000         55,800
    Proceeds from sale of office properties and equipment                                        750       288,356              -
                                                                                          ----------     ---------      ---------
              Net cash and cash equivalents
                 provided (used) by investing activities                                    (314,564)    1,840,394      3,468,613
                                                                                          ----------     ---------      ---------

                 CITIZENS FEDERAL SAVINGS BANK AND SUBSIDIARIES
                              ROCKWOOD, TENNESSEE

               Consolidated Statements of Cash Flows (Continued)




                                                                                          1992             1991             1990
                                                                                          ----             ----             ----
Cash flows from financing activities:
   Net increase (decrease) in savings deposits                                    $      3,996,953      (1,302,217)     (2,217,328)
   Net increase (decrease) in advance payments by borrowers                                 48,991         (58,336)        (11,264)
   Repayments of bonds                                                                  (1,368,000)       (976,000)       (986,000)
                                                                                        ----------       ---------       ---------
             Net cash and cash equivalents provided
                (used) by financing activities                                           2,677,944      (2,336,553)     (3,214,592)
                                                                                        ----------       ---------       ---------
             Net increase (decrease) in cash and cash equivalents                        2,077,816        (158,924)        604,456

Cash and cash equivalents at beginning of period                                         1,497,080       1,656,004       1,051,548
                                                                                        ----------       ---------       ---------
Cash and cash equivalents at end of period                                        $      3,574,896       1,497,080       1,656,004
                                                                                        ==========       =========       =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
   Cash paid for interest                                                         $        710,080       1,049,415       1,258,680
   Cash paid for income taxes                                                              122,405          66,000          12,500
                                                                                        ==========       =========       =========
SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITIES
   Transfer of investment securities to investments held for sale                 $        879,938               -              -
   Transfer of mortgage-backed securities to investments held
      for sale                                                                             588,514
   Real estate acquired in settlement of loans                                                   -               -          36,492
   Loans to facilitate sales of real estate owned:
      Qualifying for recognition of sale                                                         -               -         549,113
      Not qualifying for recognition as a sale                                                   -               -       1,135,572
                                                                                        ==========       =========       =========


See accompanying notes to consolidated financial statements.

                 CITIZENS FEDERAL SAVINGS BANK AND SUBSIDIARIES
                              ROCKWOOD, TENNESSEE

                   Notes to Consolidated Financial Statements

                           December 31, 1992 and 1991



(1)   Summary of Significant Accounting Policies

      The accounting and reporting policies of Citizens Federal Savings Bank and its subsidiaries (the Bank) conform to generally accepted accounting principles and to general practice within the thrift industry, where applicable, and to accounting rules prescribed by the Office of Thrift Supervision. The following is a description of the more significant of those policies which the Bank follows in preparing and presenting its consolidated financial statements.

      (A) PRINCIPLES OF CONSOLIDATION

          The consolidated financial statements include the accounts of Citizens Federal Savings Bank and its wholly-owned subsidiaries, Citizens Capital Corporation and Citizens Service Corporation. All significant intercompany balances are eliminated in consolidation.

          During 1992 and 1990, respectively, Citizens Capital Corporation and
            Citizens Service Corporation, formerly wholly-owned subsidiaries, were merged into Citizens Federal Savings Bank. Citizens Capital Corporation and Citizens Service Corporation have been included in the consolidated financial statements since their incorporation, and the mergers do not affect the comparability of the accompanying consolidated financial statements.

      (B) CASH AND CASH EQUIVALENTS

          For purposes of reporting cash flows, cash and cash equivalents consist of cash on hand and interest-bearing deposits with banks, with original maturities of less than ninety days.

      (C) INVESTMENT SECURITIES AND INVESTMENTS HELD FOR SALE

          Investments consist of U.S. Government and agency obligations.
            Management determines the appropriate classification of investments at the time of purchase. If management has the intent and the Bank has the ability at the time of purchase to hold securities until maturity, they are classified as investment securities and carried at amortized historical cost. Securities to be held for indefinite periods of time and not intended to be held to maturity are classified as held for sale and carried at the lower of cost or market value. Securities held for indefinite periods of time include securities that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates, the need to increase regulatory capital, and other similar factors.

          Discounts are accreted and premiums are amortized into interest income by a method which approximates the interest method over the remaining contractual terms of the respective securities. Gains and losses from the sale of investments are determined using the specific identification method.

      (D) MORTGAGE-BACKED SECURITIES

          Mortgage-backed securities represent participating interests in pools of long-term first mortgage loans originated and serviced by the issuers of the securities. These securities are carried at cost, adjusted for accretion of discounts and amortization of premiums, since it is management's intention and the Bank has the ability to hold them to maturity. Discounts are accreted and premiums are amortized into interest income by a method which approximates the interest method over the remaining contractual terms of the respective securities adjusted for actual prepayments. Gains and losses from the sale of mortgage-backed securities are determined using the specific identification method.

                                                                     (Continued)

                 CITIZENS FEDERAL SAVINGS BANK AND SUBSIDIARIES
                              ROCKWOOD, TENNESSEE

                   Notes to Consolidated Financial Statements



      (E) LOANS RECEIVABLE AND LOANS HELD FOR SALE

          Loans receivable are stated at unpaid principal balances, net of discounts, deferred loan origination fees, and the allowance for loan losses. Loans held for sale are carried at the lower of cost or fair value. Management determines the appropriate classification at the date of origination.

          Unamortized discounts on consumer loans are recognized over the contractual lives of the loans using a method which approximates the interest method.

          Uncollectible interest on loans that are contractually ninety days or more past due is charged off or an allowance is established. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent cash payments are received until, in management's judgment, the borrower's ability to make periodic interest and principal payments is back to normal, in which case the loan is returned to accrual status.

      (F) LOAN ORIGINATION FEES AND RELATED COSTS

          Loan origination fees and certain direct loan origination costs are deferred, and the net fee or cost is recognized in income using the interest method over the contractual lives of the loans, adjusted for expected prepayments and loan sales. If deferred fees are associated with a loan placed on nonaccrual status, amortization of the fees is ceased.

      (G) LOAN SERVICING FEES

          Fees arising from servicing loans for others are recognized as earned.

      (H) OFFICE PROPERTIES AND EQUIPMENT

          Office properties and equipment are stated at cost less accumulated depreciation. Depreciation is computed primarily on a straight-line basis over the estimated useful lives of the related assets.

      (I) REAL ESTATE OWNED

          Real estate acquired either through loan foreclosure or in-substance foreclosure is initially recorded at the lower of the related loan balance, less any specific allowance for loss, or fair value at the date of foreclosure. Costs relating to developing and improving property are capitalized, whereas costs relating to holding property are expensed.

          Valuations are periodically performed by management. If the carrying value of a property exceeds its fair value, an allowance is established through a provision for losses charged to earnings.

      (J) ALLOWANCE FOR LOSSES ON LOANS AND REAL ESTATE OWNED

          Provisions for losses on loans and accrued interest are charged to earnings when it is determined that the investment in such assets is greater than their fair value.





                                                                     (Continued)

                 CITIZENS FEDERAL SAVINGS BANK AND SUBSIDIARIES
                              ROCKWOOD, TENNESSEE

                   Notes to Consolidated Financial Statements




          The allowance for estimated loan losses is based upon analyses of the loan receivable portfolio and is maintained at a level considered adequate by management to provide for potential loan losses. The analyses include management's consideration of such factors as economic conditions, loan portfolio characteristics, prior loan loss experiences, and results of reviews of the portfolio.

          Management believes that the allowances for losses on loans and real estate owned are adequate. While management uses available information to recognize losses on loans and real estate owned, future additions to the allowances may be necessary based on changes in future economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans and real estate owned. Such agencies may require the Bank to recognize additions to the allowances based on their judgments of information available to them at the time of their examination.

      (K) INVESTMENTS REQUIRED BY LAW

          The Bank, as a member of the Federal Home Loan Bank system, is required to acquire and hold shares of stock in the Federal Home Loan Bank, subject to certain minimum levels. The stock is carried at cost and dividends are recognized as income when received.

      (L) TAXES ON INCOME

          Deferred income taxes are provided on items which are reported in different years for tax purposes than for financial statement purposes.

          Statement of Financial Accounting Standards No. 109, Accounting for
            Income Taxes, was issued by the Financial Accounting Standards Board in February 1992. Statement 109 requires a change from the deferred method to the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Under Statement 109, the effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

          Statement 109 must be adopted in 1993. Upon adoption, the provisions of the Statement may be applied without restating prior years' financial statements or may be applied retroactively by restating any number of consecutive prior years' financial statements. The Bank has not determined the impact that Statement 109 will have on its consolidated financial statements or the method that it will use to initially apply the Statement.

      (M) DEFERRED EXPENSES

          Deferred debt issuance costs, adjusted for amortization, are classified as other assets. These costs are recognized on a straight-line method over the contractual term of the related debt. As early retirement of the debt occurs, the amortization period is adjusted to coincide with the expected term of the debt.
                                                                     (Continued)

                 CITIZENS FEDERAL SAVINGS BANK AND SUBSIDIARIES
                              ROCKWOOD, TENNESSEE

                   Notes to Consolidated Financial Statements



(2)   INVESTMENT SECURITIES

      Investment securities are summarized as follows:

                                                                   December 31, 1992
                                                 --------------------------------------------------
                                                                APPROXIMATE     GROSS         GROSS
                                                     BOOK         MARKET     UNREALIZED   UNREALIZED
                                                    VALUE          VALUE        GAINS        LOSSES
                                                 -----------    ----------   ----------   ----------
      U. S. Treasury securities                  $ 9,052,840     9,210,000      174,358       17,198
      Obligations of other U. S. government
          agencies and corporations                1,959,464     1,938,000        3,627       25,091
                                                 -----------    ----------   ----------   ----------
                                                 $11,012,304    11,148,000      177,985       42,289
                                                 ===========    ==========   ==========   ==========

                                                                   December 31, 1991
                                                 --------------------------------------------------
                                                                APPROXIMATE     GROSS         GROSS
                                                     BOOK         MARKET     UNREALIZED   UNREALIZED
                                                    VALUE          VALUE        GAINS        LOSSES
                                                 -----------    ----------   ----------   ----------
      U. S. Treasury securities                  $ 5,489,660     5,526,000      155,676      119,336
      Obligations of other U. S. government
          agencies and corporations                  675,000       693,000       18,000         -
                                                 -----------    ----------   ----------   ----------
                                                  6,164,660      6,219,000      173,676      119,336
                                                 ===========    ==========   ==========   ==========


      Management expects to recover the full book value of these investment securities upon their maturities.

      Investment securities held at December 31, 1992, mature on the following schedule:

                                                             APPROXIMATE
                                                     BOOK       MARKET
                                                     VALUE       VALUE
                                                 ----------  ----------
      Within 1 year                            $  1,777,721   1,799,000
      After 1 year through 5 years                8,468,613   8,585,000
      After 5 years through 10 years                765,970     764,000
                                                 ----------  ----------
                                               $ 11,012,304  11,148,000
                                                 ==========  ==========

      At December 31, 1992 and 1991, certain investment securities with par values totaling $1,000,000 were pledged to secure savings deposits. In addition, certain investments with par values totaling $1,500,000 at December 31, 1992, and $500,000 at December 31, 1991, were pledged to secure a commitment of funds from the Federal Home Loan Bank.


                                                                     (Continued)

                 CITIZENS FEDERAL SAVINGS BANK AND SUBSIDIARIES
                              ROCKWOOD, TENNESSEE

                   Notes to Consolidated Financial Statements


(3)   MORTGAGE-BACKED SECURITIES

      Mortgage-backed securities consisted of the following:

                                                                   December 31, 1992
                                                    ---------------------------------------------------
                                                                Estimated        Gross         Gross
                                                    Book          market       unrealized   unrealized
                                                    value         value          gains        losses
                                                    -------     ----------    ---------     ---------
GNMA certificates                                 $1,877,366    1,942,000      70,896          6,262
FHLMC certificates                                   971,034    1,064,000      92,966           -
FNMA certificates (note 9)                         3,513,527    3,718,000     204,473           -
                                                   ---------    ---------     -------         ------
    Total mortgage-backed securities              $6,361,927    6,724,000     368,335          6,262
                                                   =========    =========     =======         ======


                                                                  DECEMBER 31, 1991
                                                  ---------------------------------------------------
                                                                 Estimated      Gross        Gross
                                                     Book          market     unrealized   unrealized
                                                     value         value        gains        losses
                                                  ----------    ---------    -----------   ----------
GNMA certificates                                 $2,643,587    2,809,000      165,413            -
FHLMC certificates                                 1,153,003    1,197,000       43,997            -
FNMA certificates (notes 9 and 14)                 5,004,222    5,132,000      138,854        11,076
                                                   ---------    ---------      -------        ------
Total mortgage-backed securities                  $8,800,812    9,138,000      348,264        11,076
                                                   =========    =========      =======        ======

The book value and approximate market value of mortgage-backed securities by contractual maturity as of December 31, 1992 are shown below.
   Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                           Approximate
                                                                   Book                       market
                                                                   value                      value
                                                                  -------                    -------
                    Maturing within five years                    $367,126                   442,000
                    Maturing within five to ten years               56,356                    57,000
                    Maturing after ten years                     5,938,445                 6,225,000
                                                                 ---------                 ---------
                                                                $6,361,927                 6,724,000
                                                                ==========                ==========

Proceeds from the sales of mortgage-backed securities during the year ended December 31, 1990 were $973,188. There were no sales in 1991. Gross gains recognized for 1990 were $10,928. No gross losses were recognized in 1990.





                                                                     (Continued)

                 CITIZENS FEDERAL SAVINGS BANK AND SUBSIDIARIES
                              ROCKWOOD, TENNESSEE

                   Notes to Consolidated Financial Statements




(4)       LOANS RECEIVABLE AND LOANS HELD FOR SALE

          Loans receivable at December 31, are summarized as follows:

                                                                1992         1991
                                                               -----        -----
  Loans secured by first mortgages on real estate:
     Principal balances:
           Secured by one-to-four family residences       $ 15,318,049   14,627,301
           Secured by other properties                         936,193    1,405,062
           Construction loans                                1,867,000      858,918
           Partially guaranteed by VA or insured by FHA             -            -
           Commercial participation                          1,274,918    1,280,865
                                                            ----------   ----------
                                                            19,396,160   18,172,146

     Less:
           Loans held for sale                                 758,935          -
           Loans in process                                    811,850      319,002
           Net deferred loan origination fees                   15,077       17,237
                                                            ----------   ----------
               Total first mortgage loans                   17,810,298   17,835,907
                                                            ----------   ----------
  Consumer and other loans:
     Consumer                                                5,411,573    5,703,038
     Commercial                                                362,978      163,536
     Loans on savings deposits                                 385,092      381,432
     Signature                                                 139,140      243,722
                                                            ----------   ----------
                                                             6,298,783    6,491,728

     Less:
           Unearned income                                      75,035      196,535
                                                            ----------   ----------
               Total consumer and other loans                6,223,748    6,295,193
                                                            ----------   ----------
     Less allowance for loan losses                            348,725      382,476
                                                            ----------   ----------
                                                          $ 23,685,321   23,748,624
                                                            ==========   ==========

Loans held for sale at December 31, 1992 are carried at book value, which approximates market value.

                                                                   (Continued)

                 CITIZENS FEDERAL SAVINGS BANK AND SUBSIDIARIES
                              ROCKWOOD, TENNESSEE

                   Notes to Consolidated Financial Statements




Activity in the allowance for loan losses at December 31, is summarized as follows:

                                                                    1992             1991              1990
                                                                    ----             ----              ----
  Balance at beginning of period                                 $   382,476          309,846          323,437
  Provisions charged against income                                   23,436          158,509          151,329
  Chargeoffs                                                         (96,814)        (159,877)        (219,091)
  Recoveries                                                          39,627           73,998           54,171
                                                                     -------          -------          -------
  Balance at end of period                                       $   348,725          382,476          309,846
                                                                     =======          =======          =======

The following is a summary of the principal balances of loans on nonaccrual status at December 31:

                                                                    1992             1991              1990
                                                                    ----             ----              ----
  Loans contractually past due 90 days or
     more and/or on nonaccrual status:
           Residential                                           $  153,000          123,000          221,000
           Consumer and commercial                                   42,000           20,000           89,000
                                                                    -------          -------          -------
                                                                 $  195,000          143,000          310,000
                                                                    =======          =======          =======

During the years ended December 31, 1992, 1991, and 1990, interest income of approximately $10,365, $13,826, and $31,636, respectively, was not recorded related to loans accounted for on a nonaccrual basis. No income was recorded on loans in nonaccrual status during 1992, 1991, and 1990. As of December 31, 1992, there were no commitments to extend additional credit to borrowers who had loans in nonaccrual status.

In the ordinary course of business, the Bank makes loans to directors and executive officers and their related interests. Such loans were made on substantially the same terms, including interest and collateral, as those prevailing at the time for comparable transactions with other borrowers and did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to directors and executive officers and their related interests are as follows:

                        Balance at December 31, 1990                              $   239,067
                        Repayments                                                    (64,388)
                                                                                      -------

                        Balance at December 31, 1991                                  174,679
                        Advances                                                      150,819
                        Repayments                                                   (149,826)
                                                                                      -------

                        Balance at December 31, 1992                               $  175,672
                                                                                      =======

                                                                     (Continued)

                 CITIZENS FEDERAL SAVINGS BANK AND SUBSIDIARIES
                              ROCKWOOD, TENNESSEE

                   Notes to Consolidated Financial Statements




(5)  REAL ESTATE OWNED

     Real estate owned at December 31, consists of the following:

                                                                                1992              1991
                                                                                ----              ----
         Foreclosed real estate                                             $  638,704             -
         Loans to facilitate the sale of foreclosed real estate                550,831        1,174,297
         Less allowance for losses                                            (297,000)        (222,000)
                                                                              --------         --------
                                                                            $  892,535          952,297
                                                                              ========         ========

     Loans to facilitate the sale of foreclosed real estate are accounted for under the deposit method, as these sales did not meet the minimum down payment requirements necessary for sales recognition.

     The activity in the allowance for estimated losses on real estate owned consists of the following:

                                                                                1992              1991           1990
                                                                                ----              ----           ----
         Allowance at beginning of year                                     $  222,000          175,809           78,809
         Provision for estimated losses                                         75,000           46,191           97,000
                                                                               -------          -------           ------
         Allowance at end of year                                           $  297,000          222,000          175,809
                                                                               =======          =======          =======

(6)  LOAN SERVICING

     Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of these loans are $17,242,761 and $11,962,090 at December 31, 1992 and 1991,
        respectively.

(7)  OFFICE PROPERTIES AND EQUIPMENT

     Office properties and equipment, less accumulated depreciation, consist of the following at December 31:

                                                                                                  1992           1991
                                                                                                  ----           ----
              Land                                                                          $   105,500          105,500
              Office buildings and improvements                                                 982,613          973,291
              Furniture, fixtures, and equipment                                                505,214          470,550
              Automobiles                                                                        10,184           16,884
                                                                                              ---------        ---------
                                                                                              1,603,511        1,566,225
              Less accumulated depreciation                                                     940,248          887,781
                                                                                              ---------        ---------
                                                                                            $   663,263          678,444
                                                                                              =========        =========


                                                                   (Continued)

                 CITIZENS FEDERAL SAVINGS BANK AND SUBSIDIARIES
                              ROCKWOOD, TENNESSEE

                   Notes to Consolidated Financial Statements




(8)  SAVINGS DEPOSITS

     Savings deposit balances at December 31, are summarized as follows:

                                                                         1992                           1991
                                                                --------------------           -------------------------
                                                                Amount        Percent          Amount            Percent
                                                                ------        -------          ------            -------
     Noninterest-bearing demand deposits                   $   127,709         0.3%           113,492              0.3%
     N.O.W. accounts and Super N.O.W. accounts at 3.0%       3,687,614         8.1          2,893,897              6.9
     Passbook savings at 3.75%                              10,447,197        22.8          6,815,703             16.4
                                                            ----------       -----         ----------            -----
                                                            14,262,520        31.2          9,823,092             23.6
                                                            ----------       -----         ----------            -----
     Certificates
           3.0% to 3.9%                                      8,654,240        18.9               -                 -
           4.0% to 4.9%                                      7,832,565        17.1          1,149,347              2.8
           5.0% to 5.9%                                      3,960,991         8.7         10,990,229             26.4
           6.0% to 6.9%                                      4,004,177         8.8          7,183,394             17.2
           7.0% to 7.9%                                      2,852,780         6.2          6,420,260             15.4
           8.0% to 8.9%                                      2,949,518         6.5          4,683,893             11.2
           9.0% to 9.9%                                        993,181         2.2          1,262,804              3.0
          10.0% to 10.9%                                       173,557         0.4            173,557              0.4
                                                            ----------       -----         ----------            -----
     Total Certificates                                     31,421,009        68.8%        31,863,484             76.4
                                                            ----------       -----         ----------            -----
                                                           $45,683,529       100.0%        41,686,576            100.0%
                                                            ==========       =====         ==========            =====
     Weighted average cost
        of savings deposits                                    5.21%                         6.66%
                                                               ====                          ====


     Scheduled maturities of certificates are as follows:

                                                                       1992               1991                1990
                                                                       ----               ----                ----
        1 month to 12  months                                    $  18,711,645         24,665,676         24,923,718
        12 months to 24 months                                       5,885,905          3,721,646          4,545,742
        24 months to 36 months                                       2,514,144          1,299,986          1,759,708
        Over 36 months                                               4,309,315          2,176,176          2,015,884
                                                                   -----------        -----------        -----------
                                                                 $  31,421,009         31,863,484         33,245,052
                                                                   ===========        ===========        ===========

     Certificates with face values greater than or equal to $100,000 were $3,690,694 and $5,199,097 at December 31, 1992 and 1991, respectively.





                                                                     (Continued)

                 CITIZENS FEDERAL SAVINGS BANK AND SUBSIDIARIES
                              ROCKWOOD, TENNESSEE

                   Notes to Consolidated Financial Statements



Interest expense on deposits for the years ended December 31, 1992, 1991, and 1990, is summarized as follows:

                                                                 1992         1991            1990
                                                                ------        -----           -----
              N.O.W. accounts and Super N.O.W. accounts  $     113,272           133,946          153,066
              Passbook savings                                 342,693           337,408          338,522
              Certificates of deposit                        1,825,061         2,333,676        2,719,392
                                                             ---------         ---------        ---------
                                                         $   2,281,026         2,805,030        3,210,980
                                                             =========         =========        =========

(9)              BONDS PAYABLE

                 During 1985, the Bank initiated a long-range restructuring program which resulted in the formation of Citizens Capital Corporation, a wholly-owned subsidiary. In conjunction with the restructuring, the Bank exchanged approximately $12.8 million in first mortgage loans for guaranteed mortgage pass- through certificates issued by the Federal National Mortgage Association (FNMA certificates) with an effective yield of approximately 8.8 percent. The FNMA certificates were transferred to Citizens Capital Corporation, which issued approximately $9.6 million in bonds payable, secured by the FNMA certificates. The bonds bore interest at 11.375 percent, and were scheduled to mature on February 1, 2003.

                 During 1992, the Bank paid in full its obligation under the bonds prior to the merger of Citizens Capital Corporation into the Bank. The FNMA certificates held by Citizens Capital Corporation were transferred to the Bank.

(10)  INCOME TAXES

                     Components of income tax expense (benefit) for the years
                        ended December 31, 1992, 1991, and 1990, are as follows:

                                                1992    1991     1990
                                                ----    ----     ----
                     Current              $    49,861  113,370  (66,409)
                     Deferred                  56,932  (15,408)      -
                                               ------  -------   -------
                                          $   106,793   97,962  (66,409)
                                              =======   ======  ========

                     Net operating loss carryforwards available to offset
                        taxable income for state tax purposes in future years amounted to approximately $946,000 at December 31, 1992. These carryforwards expire as follows:

                        Tax year ended December 31,
                                  2003                      $   156,000
                                  2004                          725,000
                                  2005                           65,000
                                                            -----------
                                                            $   946,000
                                                            ===========



                                                                     (Continued)

                 CITIZENS FEDERAL SAVINGS BANK AND SUBSIDIARIES
                              ROCKWOOD, TENNESSEE

                   Notes to Consolidated Financial Statements




                     Deferred income taxes result from timing differences in
                        the recognition of income and expenses for tax and financial statement purposes. The sources of these timing differences and their tax effects are as follows:

                                                                 1992        1991        1990
                                                                 -----       ----        ----
Deferred compensation                                      $    55,018     (18,572)      (7,389)
Difference in recognition of loan fees                             736       1,369        7,588
Interest income reported in different periods
      for tax and financial statement purposes                  -             -         (10,513)
FHLB stock dividend not currently
      recognized for tax purposes                                2,958       6,600       11,037
Gain on FHLB stock redeemed                                     (1,780)     (4,805)      (4,178)
Other, net                                                         -           -          3,455
                                                              --------     -------      --------
       Deferred income tax expense (benefit)               $    56,932     (15,408)        -
                                                              ========     =======      ========

        The reasons for the differences between actual income tax expense (benefit) and the amounts computed by applying the U.S. Federal income tax rate to the earnings (loss) before income tax expense (benefit) are as follows:


                                                                 1992        1991        1990
                                                                 ----        ----        ----
Computed "expected" federal income tax expense (benefit)    $   76,202     45,931      (15,048)
Increase (reduction) in taxes resulting from:
       Tax bad debt deduction (greater) less than
           financial statements                                 30,591      52,031      (51,361)
                                                              --------     -------      --------
                 Actual income tax expense (benefit)        $  106,793      97,962      (66,409)
                                                              ========     =======      ========

                     The Bank is allowed a special bad debt deduction for tax
                        purposes limited generally to the greater of 8% of otherwise taxable income or actual loss experience. The Bank used the experience method in 1992, 1991, and 1990. If the amounts that qualify as deductions for Federal income tax purposes under the percentage method are later used for purposes other than for bad debt losses, they will be subject to Federal income tax at the then current corporate rate. Retained earnings at December 31, 1992 and 1991, includes approximately $550,000 and $475,000, respectively, for which federal income tax has not been provided.

(11)  EMPLOYEE BENEFITS AND DEFERRED COMPENSATION

                     The Bank has a noncontributory, defined-benefit retirement plan for substantially all eligible employees. The Bank is a member of the Financial Institutions Retirement Fund, which is a nonprofit pension trust through which the Federal Home Loan Bank, savings banks and similar institutions may cooperate in providing for the retirement of their employees. No contributions were required in 1992, 1991, and 1990. The Bank's policy is to fund pension costs as accrued.

                     As of December 31, 1991 the Bank had recorded a liability
                        for deferred directors' compensation of $161,820. In January 1992, the Bank paid its deferred compensation obligation to its directors and terminated all deferred compensation agreements. Deferred compensation expense amounted to $0, $61,679 and $28,563 for the years ended December 31, 1992, 1991 and 1990, respectively.



                                                                     (Continued)

                 CITIZENS FEDERAL SAVINGS BANK AND SUBSIDIARIES
                              ROCKWOOD, TENNESSEE

                   Notes to Consolidated Financial Statements

(12)  RECONCILIATION OF RETAINED EARNINGS AND NET EARNINGS (LOSS)


                     To fairly state the accompanying consolidated financial
                        statements in accordance with generally accepted accounting principles, certain adjustments are reflected which had not been made in the Bank's books and reports filed with the Office of Thrift Supervision. The following reconciliation provides details of the nature and amount of such adjustments.

                                                        RETAINED                   NET EARNINGS FOR
                                                        EARINGS                         YEAR ENDED
                                                                      -----------------------------------------
                                                      DECEMBER 31,                DECEMBER 31,
                                                         1992            1992           1991           1990
                                                         ----            ----           ----           ----
Per reports submitted to the Office of Thrift
    Supervision                                      $  1,911,141       117,332         37,121           85,652
Adjustment of tax accounts                                -               -               -              69,038
To adjust provision for possible losses on loans
     and real estate owned                                -               -               -             (97,000)
To adjust deferred compensation liabilities               -               -               -             (10,943)
To record net loss on sale of real estate owned           -               -               -             (65,213)
To record accretion of discount on loans to
     facilitate sales of real estate                      -               -               -              26,365
To reverse accrual of supervisory examination fee         -               -               -              18,000
Other adjustments                                         -               -               -              (3,748)
                                                       ----------     ---------      ----------       ---------
Balance in accordance with generally accepted
   accounting principles                             $  1,911,141       117,332          37,121          22,151
                                                       ==========     =========      ==========       =========


(13)  FEDERAL DEPOSIT INSURANCE CORPORATION IMPROVEMENT ACT OF 1991

                     The Federal Deposit Insurance Corporation Improvement Act
                        of 1991 (FDICIA) was signed into law on December 19, 1991. FDICIA includes provisions requiring "prompt corrective action" for insured depository institutions that do not meet certain capitalization criteria. Regulations implementing the prompt corrective action provisions of FDICIA became effective on December 19, 1992. In addition to the prompt corrective action requirements, FDICIA includes significant changes to the legal and regulatory environment for insured institutions, including reductions in insurance coverage for certain kinds of deposits, increased supervision by the federal regulatory agencies, increased reporting requirements for insured institutions, and new regulations concerning internal controls, accounting, and operations.

                     The prompt corrective action regulations define specific
                        capital categories based on an institution's capital ratios. The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." To be considered "adequately capitalize," an institution must generally have a leverage ratio of at least 4%, a Tier 1 risk-based capital ratio of at least 4%, and a total risked-based capital ratio of at least 8%. An institution is deemed to be "critically undercapitalized" if it has a tangible equity ratio of 2% or less.

                     After consideration of the capital infusion received on
                        February 1, 1993, as discussed in note 15, the Bank meets the criteria for "adequately capitalized" as defined by FDICIA and the minimum capital level required by the supervisory agreement discussed in note 16.


                                                                     (Continued)

                 CITIZENS FEDERAL SAVINGS BANK AND SUBSIDIARIES
                              ROCKWOOD, TENNESSEE

                   Notes to Consolidated Financial Statements




(14) FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND SIGNIFICANT GROUP CONCENTRATION OF CREDIT RISK

                     The Bank is a party to financial instruments with
                        off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments consist of commitments to extend credit and undisbursed lines of credit. The commitments involve elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

                     The Bank's exposure to credit loss in the event of
                        nonperformance by the other party to the financial instrument for commitments to extend credit and unused lines of credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making these commitments and conditional obligations as it does for on-balance-sheet instruments.

                     Commitments to extend credit are agreements to lend to a
                        customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation of the borrower. Collateral held varies but may include property, plant, or equipment.

                     The Bank had outstanding commitments to originate loans of approximately $633,000 at December 31, 1992. The commitments were composed entirely of fixed rate loans with interest rates ranging from 7.5% to 8.875%. The Bank had undisbursed advances on customer lines of credit of approximately $594,000 and $215,000 at December 31, 1992 and 1991, respectively. There were no commitments to purchase or sell loans at December 31, 1992.

                     Most of the Bank's business activity is with customers
                        located within Roane County and adjacent counties in East Tennessee. A majority of the loans are secured by residential or commercial real estate or other commercial property. The loans are expected to be repaid from cash flow or proceeds from the sale of selected assets of the borrower. The Bank grants residential, consumer, and commercial loans to customers in Roane County and adjacent counties.

                     The Bank has four loans with an aggregate net carrying
                        value of $2,122,771 at December 31, 1992 that are secured by commercial real estate located in Texas, Mississippi, Virginia, and Florida.

                                                                     (continued)

                 CITIZENS FEDERAL SAVINGS BANK AND SUBSIDIARIES
                              ROCKWOOD, TENNESSEE

                   Notes to Consolidated Financial Statements




(15)  CONVERSION/ACQUISITION

                     In order to increase its regulatory capital levels to
                        comply with the supervisory agreement described in note 16, on May 20, 1992, the Bank entered into an acquisition agreement under which the Bank would convert from mutual to stock form and be acquired by Peoples Financial Services, Inc. (Peoples).
                        Previously, in April 1992, the Bank filed an application with the OTS to convert from mutual to stock form under the modified conversion regulations, but the OTS determined that the Bank could not utilize the modified conversion regulations. Under the terms of the agreement with Peoples, shares of Peoples common stock were offered to eligible members of Citizens Federal. Any shares not purchased by eligible members of Citizens Federal were sold through a direct community offering by Peoples. At the time of the acquisition by Peoples, Citizens Federal converted from a Federally-chartered mutual savings bank to a Federally-chartered stock savings bank. The acquisition by Peoples received approval from all required regulatory authorities and was consummated on February 1, 1993. As a result of the stock offering, gross proceeds of approximately $1,405,000 were generated.

                     As of December 31, 1992, the Bank had incurred $367,567 of costs associated with the conversion / acquisition, of which $30,248 was charged to operations and $337,219 had been deferred. All deferred conversion costs have been netted against the proceeds of the stock offering by Peoples subsequent to the conversion / acquisition. After netting deferred conversion costs against the proceeds of the stock offering, the Bank increased its capital by approximately $896,000. As a result of the capital infusion, the Bank increased its tangible capital above the level required by the supervisory agreement.

                     For the purpose of granting eligible members of the Bank a priority in the event of future liquidation, the Bank at the time of conversion established a liquidation account equal to its retained earnings as of the date of the latest consolidated balance sheet used in the final conversion offering circular. In the event of future liquidation of the converted bank (and only in such event), an eligible deposit account holder who continues to maintain his deposit account shall be entitled to receive a distribution from the liquidation account, in the proportionate amount of the adjusted balance from deposit accounts held at that time, before any liquidation distributions may be made with respect to capital stock. After the conversion, no dividends may be paid to stockholders if such dividends reduce retained earnings of the Bank below the amount required for the liquidation account.

(16)  SUPERVISORY AGREEMENT

                     The Bank entered into a supervisory agreement with the
                        Office of Thrift Supervision in September 1991. The agreement requires the Bank to:

                     o Plan for an increase in tangible capital to at least five percent of total assets by December 31, 1992.

                     o Plan for the reduction of classified assets, which are principally comprised of loans secured by commercial real estate located outside Tennessee (note 14), to less than 100% of tangible capital plus general valuation allowances by December 31, 1992.

                     o Modify certain lending and operating practices. None of the required modifications is expected to significantly impact operations or earnings.

                     Management has taken substantive steps to comply with each of the requirements discussed above.




                                                                     (Continued)

                 CITIZENS FEDERAL SAVINGS BANK AND SUBSIDIARIES
                              ROCKWOOD, TENNESSEE

                   Notes to Consolidated Financial Statements





(17)  INVESTMENTS HELD FOR SALE

                     At December 31, 1991, investments held for sale were
                        carried at their cost of $2,232,661, which approximated their market value. These securities were sold in January, 1992; gross proceeds from these sales were $2,243,922, and gross gains of $11,261 were recognized.

                     Proceeds from the sale of securities during the year ended
                        December 31, 1992 were $3,060,700. Gross gains of $37,076 and gross losses of $88,972 were recognized on such sales. There were no sales of investments during 1991 or 1990.

                                 EXHIBIT INDEX

                                                                                      SEQUENTIALLY
                                                                                      NUMBERED PAGE
EXHIBIT

2(a)             Agreement and Plan of Reorganization between Trans Financial
                 Bancorp, Inc. and Peoples Financial Services, Inc. dated as of
                 December 27, 1993.

2(b)             Plan of Merger between Trans Financial Bancorp, Inc. and
                 Peoples Financial Services, Inc. dated as of December 27,
                 1993.

